UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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Mannatech, Incorporated
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COPPELL, TEXAS

April 20, 2011

Dear Shareholder:

This letter extends to you a personal invitation to join us at our 2011 Annual Shareholders’ Meeting on Thursday, June 9, 2011, at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas.

The purpose of this year’s meeting is to (i) elect two Class III directors and (ii) ratify the appointment of our independent registered public accounting firm.

We have enclosed with this letter an official notice of our 2011 Annual Shareholders’ Meeting and proxy statement, which contains further information about the items to be voted on and information about the meeting itself, including a description of the matters to be considered and acted on at our 2011 Annual Shareholders’ Meeting.

REMEMBER, regardless of the number of shares that you hold, your vote is very important to our business and to us. Whether or not you plan to attend our 2011 Annual Shareholders’ Meeting, we urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have previously given your proxy.

We want to thank you for your ongoing support and we hope to see you at our 2011 Annual Shareholders’ Meeting.

Sincerely,

J. Stanley Fredrick Chairman of the Board of Directors

MANNATECH, INCORPORATED
NOTICE OF OUR 2011 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON JUNE 9, 2011

TO THE SHAREHOLDERS OF MANNATECH, INCORPORATED,

The 2011 Annual Shareholders’ Meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Thursday, June 9, 2011, at 9:00 a.m., Central Daylight Time, for the following purposes:

•	Proposal 1 - To elect Mr. Alan D. Kennedy and Mr. Robert A. Toth as Class III directors.

•	Proposal 2 - To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, for the year ending December 31, 2011.

and

•	To act upon such other matters as may properly come before our annual meeting.

Our Board of Directors has set the close of business on April 15, 2011 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2011 Annual Shareholders’ Meeting or any adjournment(s) thereof.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Coppell, Texas
April 20, 2011

IMPORTANT

Whether or not you expect to attend the 2011 Annual Shareholders’ Meeting, we strongly urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided, prior to the meeting on June 9, 2011, to help ensure the presence of a quorum for the meeting and to save the expense and extra work of additional solicitation. Voting by proxy by any method prior to the meeting will not prevent you from attending the 2011 Annual Shareholders’ Meeting or revoking your prior vote and voting at the 2011 Annual Shareholders’ Meeting.

In accordance with rules promulgated by the SEC, we are providing access to our proxy materials, including this proxy statement and our annual report on Form 10-K, for the year ended December 31, 2010, over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a notice will receive a paper copy of our proxy materials by mail. We believe that this process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

MANNATECH, INCORPORATED
600 South Royal Lane, Suite 200
Coppell, Texas 75019

PROXY STATEMENT FOR OUR 2011 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON JUNE 9, 2011

GENERAL INFORMATION ABOUT OUR 2011 ANNUAL SHAREHOLDERS’ MEETING

General Information

Our Board of Directors (the “Board”) is soliciting the enclosed proxy for use at our 2011 Annual Shareholders’ Meeting to be held on June 9, 2011 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas. The Notice of Internet Availability of Proxy Materials is being mailed or delivered on or about April 29, 2011, to shareholders of record owning our common stock on the close of business on April 15, 2011. Paper copies of our proxy materials are being mailed or delivered on or about May 4, 2011, to shareholders of record who have previously requested to receive paper copies of proxy materials. The list of frequently asked questions is attached to this proxy statement as Appendix A. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated, a Texas corporation.

Shareholders Entitled to Vote

Shareholders who owned our common stock as of the close of business on April 15, 2011, the record date, are called “shareholders of record” and are entitled to vote at the 2011 Annual Shareholders’ Meeting. As of April 15, 2011, we had 26,490,466 outstanding shares of our common stock, $0.0001 par value per share, which is our only class of outstanding voting securities. As of April 15, 2011, we had approximately 3,200 shareholders of record who held their common stock directly and approximately 9,100 beneficial shareholders who held their common stock through approximately 130 brokers of record which represented approximately 74% of our total outstanding common stock. Each share of our common stock entitles a shareholder to one vote. A complete list of direct shareholders entitled to vote at the 2011 Annual Shareholders’ Meeting will be available for examination by shareholders for purposes pertaining to the 2011 Annual Shareholders’ Meeting at our corporate headquarters in Coppell, Texas during normal business hours from May 30, 2011 until June 8, 2011. The shareholder list will also be available for review prior to and during the 2011 Annual Shareholders’ Meeting to be held on June 9, 2011. A shareholder who wants to examine the list prior to our Annual Shareholders’ Meeting should arrange an appointment by contacting our Investor Relations department at (972) 471-6512.

Voting in Person

If you are a shareholder of record and plan to attend the 2011 Annual Shareholders’ Meeting, you may deliver your completed and signed proxy card in person. If your Mannatech shares are held in street name by a broker, and you wish to vote in person at the 2011 Annual Shareholders’ Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the 2011 Annual Shareholders’ Meeting.

Voting by Proxy

The proxy process is the means by which shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled shareholder meeting, describe the directors presented for re-election, include information regarding the selection of BDO USA, LLP as our independent registered public accounting firm for 2011 and include other information required to be disclosed to shareholders. Shareholders may vote by telephone or through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person.

By executing a proxy, you authorize Larry A. Jobe, to act as your proxy to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business may be transacted. If a quorum is not present, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our company or our shareholders.

Properly executed votes by proxy received prior to or at the 2011 Annual Shareholders’ Meeting on June 9, 2011 or at any adjournment(s) or postponement(s) thereof will be counted by Broadridge Financial Solutions, Inc., our Inspector of Elections. If a shareholder specifies how such shareholder’s proxy-vote is to be cast on any business to come before the meeting, such proxy-vote will be voted in accordance with such specifications. If no specification is made on a properly executed proxy card, the shareholder’s vote by proxy will be voted “FOR” each of proposals 1 and 2, as consistent with the recommendations made by the Board.

Revoking or Changing a Proxy

A shareholder may revoke a vote by proxy at any time prior to the 2011 Annual Shareholders’ Meeting. If you are a shareholder of record with direct ownership over your Mannatech common stock, your proxy can be revoked by (i) timely delivery of a written revocation delivered to B. Keith Clark, General Counsel and Corporate Secretary, Mannatech Incorporated, 600 South Royal Lane, Suite 200, Coppell Texas 75019; (ii) submission of another valid proxy bearing a later date; or (iii) attendance at the 2011 Annual Shareholders’ Meeting in person and notice to the Inspector of Elections that you intend to vote your shares in person. If your Mannatech shares are held in street name by a broker or bank (“broker”), you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the 2011 Annual Shareholders’ Meeting and voting in person.

Effects of Not Voting

The effect of not voting depends on how you own your shares. If you own shares directly, as a holder of record, rather than indirectly through a broker of record, your unvoted shares will not be represented at our meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described below, if you own your shares through a broker and you do not vote, your broker may or may not vote your shares, depending upon the proposal.

If you own your shares through a broker and you do not vote, your broker may vote your shares at its discretion on “routine matters.” However, with respect to other proposals, a broker may not vote a non-voting shareholder’s shares. With respect to proposals on which a broker may not vote a non-voting shareholder’s shares, the aggregate number of non-voted shares is reported as “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) and counted only for purposes of determining a quorum.

If you do not vote your shares on Proposal 1 (Election of Directors), your brokerage firm cannot vote them for you and they will remain unvoted. Therefore, it is very important that you vote your shares for all proposals including the election of directors. Proposal 2 (Ratification of Auditors) set forth in this proxy statement is a routine matter on which brokers will be permitted to vote “broker non-votes” shares.

Direct Ownership

For the purpose of determining how to vote your shares at the 2011 Annual Shareholders’ Meeting, registered holders of record are deemed to have “direct ownership” over their Mannatech shares if they hold their shares directly in their name. This is typically evidenced by the receipt of our mailings directly from us or from our transfer agent, Computershare.

Beneficial Ownership

For the purposes of determining how to vote your shares at the 2011 Annual Shareholders’ Meeting, you are deemed to have “beneficial ownership” over your Mannatech shares if you (i) previously deposited your stock certificates with a broker; (ii) purchased your shares directly through a broker; or (iii) sent your stock certificates to a broker to be deposited into your brokerage account. Beneficial ownership is typically evidenced by a shareholder’s receipt of our mailings from either a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc.

As a beneficial owner, a shareholder still holds Mannatech shares, but neither we nor our transfer agent has access to any list of individual shareholders’ names from the various brokers of record. The only information our transfer agent has concerning shareholders who own stock through a broker is the broker’s name, the aggregate total number of shares held by each broker on behalf of their clients, and the aggregate number of votes cast for any of our proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions. As a result, a shareholder should always read all the information provided in each of the proxy information packets received and follow the specific voting instructions enclosed in each packet with respect to applicable telephone numbers, Internet addresses, mailing addresses, and attending or voting at the 2011 Annual Shareholders’ Meeting.

If a shareholder receives more than one proxy information packet, such shareholder’s shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account or control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in such shareholder’s proxy information packet to ensure such shareholder’s vote for all of its owned shares is properly included in the tabulation of votes for our meeting.

Beneficial shareholders are also instructed to read their proxy-voting card instructions given to them by their brokers or their brokers’ solicitors prior to the meeting in order to obtain instructions on how to vote at the meeting. If a beneficial shareholder does not follow the brokers’ specific instructions, our Inspector of Elections is not allowed to count such beneficial shareholder’s vote by ballot at the 2011 Annual Shareholders’ Meeting.

Tabulating the Votes

A representative from Broadridge Financial Solutions, Inc., which will act as our Inspector of Elections, is responsible for tabulating the votes for the 2011 Annual Shareholders’ Meeting. The presence, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of April 15, 2011, our record date, is necessary to establish a quorum for the 2011 Annual Shareholders’ Meeting. Abstentions and “broker non-votes,” if any, will be counted as shares present and entitled to vote for purposes of determining a quorum for the 2011 Annual Shareholders’ Meeting. A “broker non-vote” occurs when brokers do not receive a properly executed proxy and, therefore, have not been given discretionary power to vote shares on behalf of the beneficial holders thereof. If a proxy-voting card is signed by the shareholder but submitted without specific voting instructions, the shareholder’s vote will automatically be counted as a vote “FOR” Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Auditors).

For Proposal 1 (Election of Directors) — Assuming a quorum is obtained, our Class III directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2011 Annual Shareholders’ Meeting and entitled to vote. This means that the two nominees receiving the highest number of affirmative votes at the meeting will be elected as our two Class III directors. Votes marked “FOR ALL” will be counted in favor of both nominees. Votes marked “WITHHOLD ALL” will be counted against both nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees for whom the shareholder wishes to vote against. Votes marked “WITHHOLD ALL” have no effect on the vote since a plurality of the votes is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at the meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “FOR ALL EXCEPT” box and identify each of the nominees for which the shareholder does not wish to vote in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of two nominees listed on the ballot and the shareholder wishes to withhold its vote for one of the two nominees, the shareholder should list the name of one nominee for whom the vote is withheld and write-in one additional name for nominee to the Board.

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2011 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 2 (Ratification of Auditors), the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2011, will be approved. Votes marked “FOR” Proposal 2 (Ratification of Auditors) will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2011. An abstention from voting on Proposal 2 (Ratification of Auditors) will be treated as a vote against the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2011.

(THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.)

“Say on Pay” and” Say on Frequency” — The Company is classified under the Securities and Exchange Commission rules as a “smaller reporting company;” therefore, we are not subject to the new “say on pay” and “say on frequency” rules adopted under the Dodd-Frank Financial Reform Act until our 2013 Annual Shareholders’ Meeting.

Solicitation of Proxy-Votes

We may solicit proxy-votes through the mail, in person, and by telecommunications. We will bear all expenses in preparing, printing, and mailing the proxy materials to our shareholders.

Admission and Voting at Our 2011 Annual Shareholders’ Meeting

Voting at the 2011 Annual Shareholders’ Meeting is limited to shareholders of record having evidence of ownership as of the record date, April 15, 2011. If your shares are NOT held in your name, we may require you to show evidence of your ownership at our meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on April 15, 2011, such as your May 2011 brokerage statement or a printout of shares held at the close of April 15, 2011. At our 2011 Annual Shareholders’ Meeting, shareholders of record will be given a ballot upon verification of stock ownership.

We will not allow any cameras or recording equipment in the meeting room. As a courtesy and as time permits, we will provide a brief question and answer period for our shareholders of record.

Shareholders of record will be given ballots upon verification of stock ownership. REMEMBER that beneficial shareholders must obtain a power of attorney form or legal proxy from their brokers prior to the meeting in order for their votes by ballot to be counted since their brokers may have already reported their shares as “broker non-votes”. Prior to our June 9, 2011 meeting, beneficial shareholders are strongly urged to read their proxy-voting card instructions on how to vote at our 2011 Annual Shareholders’ Meeting. They should also contact their brokers by the Monday prior to our 2011 Annual Shareholders’ Meeting to ensure they obtain the proper paperwork in order to vote at our meeting. If a beneficial shareholder does not follow its broker’s instructions, our Inspector of Elections will not count such shareholder’s vote by ballot at the 2011 Annual Shareholders’ Meeting. The instructions are usually located on the back of each proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

a) For the 2011 Annual Shareholders’ Meeting

For the 2011 Annual Shareholders’ Meeting, the deadline for recommending a nominee for nomination to the Board expired on December 31, 2010. A shareholder of record is prohibited from writing in nominees for the Board on their proxy-voting card. However, a shareholder of record may write-in nominees for the Board on its ballot at the 2011 Annual Shareholders’ Meeting by following the instructions outlined above on page 4, under the heading “Tabulating the Votes.” We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The deadline for submitting written shareholder proposals that comply with all applicable provisions of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and are intended to be presented at our 2011 Annual Shareholders’ Meeting for inclusion in our proxy statement and proxy-voting card expired on January 1, 2011.

Subject and pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, we have not been given notice of any shareholder proposals intended to be presented at the 2011 Annual Shareholders’ Meeting without inclusion in our proxy statement. Because we did not receive notice of any shareholder proposals intended to be presented at the 2011 Annual Shareholders’ Meeting by March 16, 2011, your properly executed proxy card will confer discretionary authority on the holder of your proxy to vote your shares, in the manner the holder so chooses, on any such shareholder proposals properly presented at the 2011 Annual Shareholders’ Meeting. The Board reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. We also did not receive any nominees for directors from shareholders for the 2011 Annual Shareholders’ Meeting.

b) For our 2012 Annual Shareholders’ Meeting

Under our Fourth Amended and Restated Bylaws, dated August 8, 2001, as amended (our “Bylaws”), the Nominating and Governance Committee of our Board of Directors recommends all candidates for nomination to the Board. If a shareholder would like our Nominating and Governance Committee to consider specific candidates for nomination to the Board, a shareholder should deliver written notice to our Chief Financial Officer at our United States corporate headquarters, located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019, or fax (972) 471-7342. Written notice of such proposed candidates for director should be delivered no later than December 31, 2011 to allow the Board time to consider such persons for nomination at our 2012 Annual Shareholders’ Meeting. The written notice should include the candidates’ full name, age, biographical background, and qualifications.

Our Chief Financial Officer is required to forward all received written notices to our Nominating and Governance Committee. Our Nominating and Governance Committee consists of four independent directors who review each proposed candidate and submits a recommended list of proposed candidates to the Board. The Board then approves a list of proposed candidates, which are the only nominees that are listed on our ballot, the proxy-voting card, and our proxy statement on Schedule 14A. We expect to file our 2012 proxy statement with the United States Securities and Exchange Commission on or before April 30, 2012.

Proposals by shareholders that comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and are intended to be presented at our 2012 Annual Shareholders’ Meeting must be delivered in writing to our Chief Financial Officer at our United States corporate offices, on or before December 31, 2011, in order to be eligible for inclusion in our 2012 proxy statement and proxy-voting card.

Subject to and pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, if a shareholder proposal is intended to be presented at our 2012 Annual Shareholders’ Meeting without inclusion in our 2012 proxy statement, and notice of such proposal is not submitted in writing to our Chief Financial Officer by March 15, 2012, then with regard to any such shareholder proposals, a properly executed proxy card for our 2012 Annual Shareholders’ Meeting will confer discretionary authority on the holder of a shareholder’s proxy to vote such shareholder’s shares in the manner the proxy holder so chooses. However, the Board reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of our Bylaws is published on our corporate website or may be obtained upon written request to our General Counsel, Mr. B. Keith Clark, at our United States headquarters located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. In addition, our Bylaws were furnished as Exhibits 3.2 and 3.1 to our Form 10-K and Form 8-K, respectively, filed with the United States Securities and Exchange Commission on March 16, 2007 and December 6, 2007, respectively.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, divided into three staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the date of our annual shareholders’ meeting in 2012, 2013, and 2011, respectively. All of our Class III directors are up for election at the 2011 Annual Shareholders’ Meeting.

Nominees. The Board has nominated Mr. Alan D. Kennedy and Mr. Robert A. Toth as nominees for election as our Class III directors. Once elected, each of our Class III directors’ terms will expire on the earlier of the date of our 2014 Annual Shareholders’ Meeting or the date of such director’s disqualification, resignation, death, or removal. The nominees’ biographical information is as follows:

•
Alan D. Kennedy has served as a Class III director since June 2002 and he is the Chairman of the Science Committee. His current term as director expires in 2011. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1998 until his retirement in December 2001, he served as President Worldwide for Tupperware Corporation, a publicly-traded company that distributes and sells various products in over 100 countries, primarily through direct selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware Corporation. From 1989 to 1996, he served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., a publicly-traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, he served as Vice President of Sales Development for Avon Products, Inc., a publicly-traded, multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. He received a B.A. degree, with honors, in Economics from Colgate University, in Hamilton, New York. His professional affiliations include serving as Chairman of the Direct Selling Association from 1995 to 1996 and serving as Chairman of the Direct Selling Education Foundation from 1996 to 1997. In 2004, Mr. Kennedy was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” He serves on the Board of the Direct Selling Education Foundation and also serves on the Board of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

•
Robert A. Toth has served as a Class III director since March 2008 and he is the Chairman of the Compensation and Stock Option Plan Committee. His current term as director expires in 2011. Mr. Toth is Co-founder and Chairman of Tatra Spring LLC, a supply chain services company based in Poland. He is a director of the Knowtions Company, a performance support systems software firm based in Ringoes, New Jersey. Since 2006, he has worked in venture capital as a private investor focused on new business start ups in the technology sector. Mr. Toth has over 27 years of direct selling experience, most recently as President of Avon International from 2004 to 2005. In that capacity, his operations included over 120 countries with annual revenues in excess of $5.5 billion. Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

(THE BOARD RECOMMENDS A VOTE “FOR ALL” TO ELECT BOTH NOMINEES.)

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder ratification of the selection of our independent registered public accounting firm is not required by our Articles of Incorporation or Bylaws or other applicable legal requirements. However, the Board, as a matter of good corporate governance, has always sought shareholder ratification of the appointment of our independent registered public accounting firm. The Board is seeking shareholder ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Our Audit Committee appoints our independent registered public accounting firm on an annual basis. The decision is based on a number of factors including the scope of the audit, the independence of the auditors, the estimated audit fees, and any non-auditing services that are performed by the independent registered public accounting firm.

Representatives from BDO USA, LLP will attend the 2011 Annual Shareholders’ Meeting and will have the opportunity to make a statement, if they so desire. They will also be available to respond to any appropriate questions from our shareholders.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm must be preapproved by our Audit Committee. The non-audit services, specified in Section 10-A(g) of the Securities Exchange Act of 1934, as amended, may not be provided by our independent registered public accounting firm.

Each year, the approval of the estimated annual audit, audit-related services, and routine tax services takes place at an Audit Committee meeting. In addition, during the course of the year, requests for unforeseen or additional allowable services to be provided by our independent registered public accounting firm must be preapproved by our Audit Committee, except for those qualifying for the “de minimis exception.” The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•
the aggregate amount of such non-audit services provided constitutes not more than 5% of the total fees paid to our independent registered public accounting firm in the calendar year that such non-audit services are provided;

•	such services were recognized as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of our Audit Committee.

Our Audit Committee may delegate to its Chairman the authority to grant pre-approvals. In such event, the decisions of the Chairman of the Audit Committee regarding pre-approvals will then be presented to our full Audit Committee at the next scheduled meeting.

Our independent registered public accounting firm provides a revised estimate for the year, by project, for all planned and approved services to our Chief Financial Officer prior to each  Audit Committee annual planning meeting. The revised estimate is then reviewed at our Audit Committee annual planning meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

For the years ended December 31, 2010 and 2009, we were billed the following fees by our current independent registered public accounting firm, BDO USA, LLP (formerly, BDO Seidman, LLP), as follows:

Type of Service	2010	2009
	(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, assessment of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits	$779	$1,001
Audit-Related Fees, including fees related to the annual audit of employee 401(k) benefit plan	23	23
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation	235	128
All Other Fees, related to all other services including expatriation issues and miscellaneous consulting and advisory services	—	—
Total Fees	$1,037	$1,152

The “de minimis exception” described above was not used for any fees paid to BDO USA, LLP in 2010 and 2009. All fees were pre-approved by our Audit Committee. As of April 20, 2011, we were advised by BDO USA, LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above did not prohibit BDO USA, LLP from maintaining its independence.

(THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.)

 CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for our directors, officers, and employees, which, in conjunction with our Articles of Incorporation, Bylaws, and Board of Directors committee charters, form the framework for our corporate governance. All of these documents are available on our corporate website at www.mannatech.com.

Summary of All Directors and Executive Officers

The following table sets forth certain information regarding our executive officers and directors, including their ages as of April 20, 2011:

Name	Age	Position
Stephen D. Fenstermacher	58	Co-CEO and Chief Financial Officer
Robert A. Sinnott, M.N.S., Ph.D	46	Co-CEO and Chief Science Officer
Randy S. Bancino	50	President, International
B. Keith Clark	48	Executive Vice President, Chief Legal Officer, and Corporate Secretary
Claire E. Zevalkink	57	Senior Vice President and Chief Global Marketing Officer
Alfredo Bala	50	Senior Vice President, Global Sales
Natalie L. Clark	50	Senior Vice President, North America
J. Stanley Fredrick	72	Chairman of the Board of Directors
Gerald E. Gilbert	77	Independent Board Member
Larry A. Jobe	71	Independent Board Member
Alan D. Kennedy	80	Independent Board Member
Marlin Ray Robbins	65	Non-employee Board Member
Robert A. Toth	58	Independent Board Member
Patricia A. Wier	73	Independent Board Member

The following biographical information about our directors and executive officers listed above is in alphabetical order:

Alfredo Bala joined Mannatech in September 2007 to serve as our Senior Vice President of Global Sales. Prior to joining Mannatech, Mr. Bala served from 1992 to 2006 as Chief Operating Officer for Britt Worldwide, LLC, one of the largest independent network marketing organizations for Amway, a global direct selling company. While with Britt Worldwide, Mr. Bala was heavily involved in the launch and re-launch of over 40 international markets. From 1983 to 1992, Mr. Bala served as a manufacturing plant manager for Bose Corporation. He received an Associates Degree in Electrical Engineering from the County College of Rhode Island. Mr. Bala is conversant and/or fluent in more than 13 languages.

Randy S. Bancino joined Mannatech in March 2009 to serve as our Senior Vice President of Global Business Operations. In December 2009, Mr. Bancino was named President, International. After 15 years with one of the largest global companies in the direct selling industry, Mr. Bancino founded a training and consulting firm, Profitable Growth Partners, LLC, in 2006 that served clients ranging in size from small internet start-ups to Fortune 100 companies. Mr. Bancino also served as a college professor, general manager, chief information officer, and vice president of sales and marketing, working with various companies around the globe to drive strategic business growth. Mr. Bancino graduated from Grand Valley State University with a degree in Computer Science, and has a Master’s degree in Business Administration from Western Michigan University.

B. Keith Clark joined Mannatech in August 2006 to serve as our Senior Vice President, General Counsel, and Corporate Secretary. In December 2009, Mr. Clark was named Executive Vice President, Chief Legal Officer, and Corporate Secretary. Prior to joining Mannatech, Mr. Clark served as Senior Vice President and General Counsel from 2004 until August 2006 for Metromedia Restaurant Group, a subsidiary of Metromedia Company, which is one of the largest privately-held companies in the United States with holdings in the hospitality, energy, and telecommunications industries. From 1997 to 2004, Mr. Clark was employed by Pizza Inn, Inc., a publicly-traded international restaurant franchising company, and from 2002 to 2004, served as Pizza Inn, Inc.’s Senior Vice President - Corporate Development, General Counsel and Secretary. Mr. Clark received a B.S. degree with honors in Political Science from Texas Christian University in Fort Worth, Texas and received M.B.A. and J.D. degrees from the University of Texas at Austin, in Austin, Texas. In addition, Mr. Clark is a member of the State Bar of Texas and has also served on the board of directors of several non-profit organizations.

Natalie L. Clark has been with Mannatech since 1995 and has more than 15 years experience in the direct selling industry. In February 2010, she was named Senior Vice President, North America. Mrs. Clark has overseen the implementation of Mannatech’s strategic business plan, compliance department, call center, distribution center and development of the Company’s global compensation plan. Mrs. Clark has contributed to all facets of the Company such as managing a joint executive team in facilitating strategic plans, leading project management efforts to re-design a global Associate compensation plan, initiating an Associate Advisory Council and designing a recognition and incentive programs to award field leadership. In addition, Mrs. Clark acted as Interim Chief Information Officer, managed global compensation plan coordination and logistics for international expansion efforts, established the Compliance Department to enforce global policies and procedures and continues to manage both promotional and educational compliant messaging. She contributed in the development and implementation of a $35 million global IT project that integrated global Accounting, Tax, Distribution, Call Center, Sales Order, Commissions and Supply Chain. Mrs. Clark also developed and currently manages a customer care program.

Stephen D. Fenstermacher joined Mannatech in November 1998 to serve as our Vice President of Accounting and Controller. In October 1999, Mr. Fenstermacher was named Senior Vice President and Chief Financial Officer. In 2008, he began serving as our Executive Vice President and Global Chief Financial Officer and, in December 2009, was named Co-CEO and Chief Financial Officer. Prior to joining Mannatech, Mr. Fenstermacher was a consultant for Kibel, Green, Issa, Inc., a crisis management firm specializing in turnaround strategy and consulting. From April 1995 to October 1997, he served as Executive Vice President and Chief Financial Officer for The Johnny Rockets Group, Inc., a corporate and franchise restaurant chain. From 1991 to 1995, Mr. Fenstermacher served as Chief Executive Officer and Chief Financial Officer for On the Border Cafes, Inc. He was instrumental in the merger of On the Border Cafes, Inc. with Brinker International, Inc. Mr. Fenstermacher received a B.A. in Government from the University of Notre Dame, in Notre Dame, Indiana, and received an M.B.A. in Finance and Accounting from the University of Pittsburgh, in Pittsburgh, Pennsylvania.

J. Stanley Fredrick has served as a Class II director since September 2001. His current term as director expires in 2013. From November 2003 through January 2009, Mr. Fredrick served as the Lead Director for the Board. In January 2009, Mr. Fredrick was elected to serve as the Chairman of the Board of Directors. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, a boutique bank that provided certain financial resources to its customers. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company, and served as a consultant to the bank from 1994 until it was sold in 2000. Mr. Fredrick has been actively involved for over 35 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board and various committees of its Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, he served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” as well as into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. in English from Central State University, in Edmond, Oklahoma.

Gerald E. Gilbert has served as a Class I director since June 2003 and he is the Chairman of the Compliance Committee. His current term as director expires in 2012. A former Assistant U.S. Attorney, from 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P., now known as Hogan Lovells L.L.P. His legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. He also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit”. He is also a Past National President of the Federal Bar Association. He received a B.A. degree in English from Denison University, in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law, in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia and is admitted to practice before the United States Supreme Court.

Larry A. Jobe has served as a Class I director since January 4, 2006. His current term as director expires in 2012. In February 2007, Mr. Jobe began serving as Chairman of our Audit Committee. Mr. Jobe serves as Chairman of Legal Network, Ltd., a firm he founded in 1993 that provides staffing and litigation support to law firms and corporate legal departments. He also currently serves as President and founder of P 1 Resources, LLC, which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was Chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. From 1973 to 1991, he served in various capacities, including member of the Executive Committee and Chairman of the Strategic Planning Committee, with the accounting firm Grant Thornton LLP. In 1969, he was appointed by President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe currently serves as the Chairman of Independent Bank of Texas and Chairman of the Audit Committee for U.S. Home Systems, Inc. In addition, Mr. Jobe serves as Chairman of the Audit Committee and a member of the Board of Directors of SWS Group, Inc., a Dallas-based New York Stock Exchange member. He received a B.B.A. degree in Accounting from the University of  North Texas, in Denton, Texas. Mr. Jobe maintained an active Certified Public Accountant (CPA) license from 1962 to 2002 and currently maintains his license on an inactive or retired status. Mr. Jobe serves as Chairman of the Dallas Seminary Foundation.

Alan D. Kennedy has served as a Class III director since June 2002 and he is the Chairman of the Science Committee. His current term as director expires in 2011. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1998 until his retirement in December 2001, he served as President Worldwide for Tupperware Corporation, a publicly-traded company that distributes and sells various products in over 100 countries, primarily through direct selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware Corporation. From 1989 to 1996, he served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., a publicly-traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, he served as Vice President of Sales Development for Avon Products, Inc., a publicly-traded, multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. He received a B.A. degree, with honors, in Economics from Colgate University, in Hamilton, New York. His professional affiliations include serving as Chairman of the Direct Selling Association from 1995 to 1996 and serving as Chairman of the Direct Selling Education Foundation from 1996 to 1997. In 2004, Mr. Kennedy was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” He serves on the Board of the Direct Selling Education Foundation and also serves on the Board of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

Marlin Ray Robbins co-founded Mannatech and is a high-level independent associate. Mr. Robbins has served as a Class I director since June 2001and his current term as director expires in 2012. From 1992 to 1995, Mr. Robbins served on the Board of Republic Bank/NCNB. Mr. Robbins also served as a member of the Grand Prairie Independent School District Board from 1991 to 1994 and served as their President from 1993 to 1994. Mr. Robbins has over 25 years of experience with various network marketing and direct selling companies. He holds multiple positions in our global associates’ incentive network marketing system and is considered an expert regarding issues and critical needs related to building the success of our independent associates. Mr. Robbins has published a book related to his experience as an independent associate entitled You Can Too. He also helped to develop our global associate career and compensation plan. Mr. Robbins received a B.S. degree in Biology and Chemistry from Southwest Texas State University, in San Marcos, Texas. Mr. Robbins served in the active United States Army from 1969-1975 and as a helicopter pilot during the Vietnam War from 1971 to 1972. Mr. Robbins continued serving in the Army National Guard until 1983. During his service he was awarded thirteen air medals and the Bronze Star and reached the rank of Major.

Robert A. Sinnott, M.N.S., Ph.D. has served as our Chief Science Officer and Vice President since August 2005. In November 2006, Dr. Sinnott was promoted to Senior Vice President. In August 2008 he began serving as our Senior Vice President and Global Chief Science Officer and was named Co-CEO and Chief Science Officer in December 2009. He brings over thirteen years of experience in life sciences, chemistry, and biotechnology to Mannatech and was a founder of Larrea BioSciences Corporation (OTC BB symbol LRRA DB). From 1997 to 2003, Dr. Sinnott was a founding team member and Chairman of Biotechnology and Agribusiness for the Arizona Agribusiness and Equine Sciences Center at South Mountain Community College. From 1993 to 1996, Dr. Sinnott founded and served as Research Director of Gaiaventures, Ltd., a scientific consulting firm. Dr. Sinnott earned his B.S. degree in Botany, an M.N.S. in Natural Science, and a Ph.D. degree in Plant Sciences from Arizona State University, in Tempe, Arizona. During graduate school, Dr. Sinnott’s primary focus was plant medicinal chemistry and plant biotechnology, and his 1995 dissertation research focused on agricultural biotechnology of economic plants including the aloe vera plant.

Robert A. Toth has served as a Class III director since March 2008 and he is the Chairman of the Compensation and Stock Option Plan Committee. His current term as director expires in 2011. Mr. Toth is Co-founder and Chairman of Tatra Spring LLC, a supply chain services company based in Poland. He is a director of the Knowtions Company, a performance support systems software firm based in Ringoes, New Jersey. Since 2006, he has worked in venture capital as a private investor focused on new business start ups in the technology sector. Mr. Toth has over 27 years of direct selling experience, most recently as President of Avon International from 2004 to 2005. In that capacity, his operations included over 120 countries with annual revenues in excess of $5.5 billion. Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

Patricia A. Wier has served as a Class II director since October 2003 and as Chairman of our Audit Committee from October 2003 until February 2007. Her current term as director expires in 2013. In February 2007, Mrs. Wier began serving as Chairman of our Nominating and Governance Committee. Mrs. Wier owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President of Encyclopedia Britannica North America from 1986 until her retirement in 1994. From 1991 until she retired in 2005, Mrs. Wier also served on the board of NICOR Inc., a publicly traded gas utility company, and served as Chairman of NICOR’s Audit Committee and as a member of NICOR’s Compensation Committee. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994 and was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” Mrs. Wier received a B.A. in English Literature from the University of Missouri, in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago, in Chicago, Illinois. Mrs. Wier is a life member of the Council of the Graduate School of Business at the University of Chicago and is a member of the Council of Regents for Lewis University.

Claire E. Zevalkink joined Mannatech in September 2009 to serve as our Senior Vice President and Global Chief Marketing Officer. Ms. Zevalkink has extensive executive experience in the multi-level marketing industry which includes marketing, global brand management, brand communications, new business development and sales training. Ms. Zevalkink began working in the multi-level marketing industry in 1982. She led a marketing division through various stages of growth and profitability; developed and directed marketing strategies; managed a growing international marketing team; and created and implemented a multi-million dollar brand growth plan. Most recently, Ms. Zevalkink held the position as managing partner for Profitable Growth Partners, LLC, where she developed marketing and brand strategies for a number of growing multi-level marketing companies and created leadership training programs for client management teams. In January 2009, as a consultant, Ms. Zevalkink took on the role of acting Vice President, Field Development and Training for Mannatech. In June 2009, she began serving as interim Chief Marketing Officer at Mannatech.

Directors Qualifications

The Board respects its responsibility to provide oversight, counseling and direction to the management in the interest, and for the benefit of, our shareholders. Accordingly, it seeks to be comprised of directors with diverse skills, experience and qualifications. It is critical that our directors understand the direct selling industry. It is equally important that, collectively, our directors have successful experience in each of the primary aspects of our business, including network marketing, direct sales, finance and audit, product strategy and development, independent associate relations, supply chain management, and sales and marketing.

J. Stanley Fredrick, our Chairman and second-largest shareholder, brings to the Board many years of direct selling experience as well as broad operational and marketing expertise as a co-founder of two direct selling companies. Mr. Fredrick also has significant experience serving on other company boards, as well as the Direct Selling Association’s board and its various committees. Mr. Fredrick’s professional background provides him with a vast understanding of our Company, associate field leadership, and sales techniques.

Gerald E. Gilbert brings to the Board extensive legal and business experience in international trade and various areas of consumer products. Mr. Gilbert served as General Counsel to the Direct Selling Association and as General Counsel to the World Federation of Direct Selling Associations. Mr. Gilbert’s legal expertise in the direct selling industry makes him a valued member of the Board.

Larry A. Jobe brings to the Board extensive experience in management, finance and auditing. Mr. Jobe also has significant experience serving on other public company boards. Mr. Jobe’s considerable experience in public accounting and in evaluating financial statements makes him particularly well-suited to serve as chair of the Audit Committee. Mr. Jobe maintained an active CPA license from 1962 to 2002.

Alan D. Kennedy brings to the Board over 30 years of experience with various direct selling companies. Mr. Kennedy shares with the Board extensive knowledge of operations, sales, and marketing which he acquired through his executive experience with various public direct selling companies, such as Tupperware Corporation, Nature’s Sunshine Products, Inc., and Avon Products, Inc.

Marlin Ray Robbins is our co-founder, a substantial shareholder, and a high-level associate in our global downline network marketing system. Mr. Robbing brings to the Board over 25 years of experience with various network marketing and direct selling companies. Mr. Robbins’ vast understanding of associate field leadership makes him an expert in issues and critical needs related to building the success of our independent associates and a valued member of the Board.

Robert A. Toth brings to the Board extensive experience in senior management and as a venture capitalist. Mr. Toth has over 25 years of direct selling experience, most recently with Avon Products, Inc. Mr. Toth’s considerable experience with international markets makes him a valuable member of the Board, as international expansion has been, and continues to be, an important part of our long-term strategic plan. Having served in various leadership positions of Avon International, Mr. Toth has an in-depth understanding of the direct selling industry.

Patricia A. Wier brings to the Board many years of experience in direct selling, general business, marketing, and systems operations. Mrs. Wier served as a member of the Direct Selling Association for over 15 years. Mrs. Wier’s executive experience at Encyclopedia Britannica and director service at NICOR Inc., a publicly traded gas utility company, provide her with an understanding of corporate governance issues and make her a valued member of the Board.

Consideration of Director Nominees

Although the Board has not formally established criteria for Board membership, the Board does consider several factors before recommending a candidate for Board membership. These factors include the following:

•	the experience level, mix of skills and other business qualities a potential nominee may possess;

•	the general experience and skill levels of current Board members;

•	the potential nominee’s experience with accounting rules and practices;

•	the verification of background, work, and education of a potential nominee; and

•	other factors as the Nominating and Governance Committee may deem in the best interests of our shareholders.

In addition, the Nominating and Governance Committee will recommend director candidates in order to ensure that:

•	a majority of the Board of Directors are “independent” as defined by NASDAQ and SEC rules;

•	each of the Audit, Compensation and Stock Option Plan, and Nominating and Governance Committees are comprised entirely of independent directors; and

•	at least one member of the Audit Committee has the experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the SEC.

The Nominating and Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the Nominating and Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a director for re-election, the Nominating and Governance Committee will also consider the director’s past performance on the Board. The Nominating and Governance Committee will evaluate all proposed director candidates based on the same criteria, with no regard to the source of the initial recommendation of the proposed director candidate.

The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and Nominating and Governance Committee believe it is important that the Board members represent diverse viewpoints. In considering candidates, the Nominating and Governance Committee considers the entirety of each candidate’s credentials, including such candidate’s diverse skills, experience and qualifications.

Board Leadership Structure and Role in Risk Oversight

Meetings of the Board are presided over by the Chairman of the Board, currently Mr. Fredrick. Our Bylaws do not require that the Chairman be independent. However, the Board believes in the separation of the Chairman and CEO roles. Therefore, these positions have been separated. Most important among the considerations was that the separation of the Chairman and CEO positions allowed our co-CEOs to focus on operational issues and the Chairman to focus on governance and other related issues.

Each member of the Board is sophisticated and has significant business experience. In addition, we believe that the effectiveness of the Board is enhanced by having separate Chairman and CEO positions.

It is management’s responsibility to manage risk and bring the Board’ attention to any material risks facing the Company. The Board as a whole and through its committees, regularly reviews various areas of significant risk, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks, regulatory risks and risks posed by significant litigation matters. Our Audit Committee regularly discusses with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, matters reported to the Audit Committee through the internal audit department and through anonymous reporting procedures.

Classes of Our Board of Directors

Seven directors currently serve on the Board, which is divided into three classes serving staggered three-year terms which expire on the day of our Annual Shareholders’ Meeting. The Board has determined that five of our directors are independent. The members of each of the classes and the expiration dates of their terms as of April 20, 2011, are as follows:

Class	Term Expiration	Directors
Class I	2012	Gerald E. Gilbert*, Larry A. Jobe* , and Marlin Ray Robbins
Class II	2013	J. Stanley Fredrick(1) and Patricia A. Wier*
Class III	2011	Alan D. Kennedy* and Robert A. Toth*

*	Independent Board Member
(1)	Chairman of the Board of Directors

The Board held 5 regular meetings and 4 special meetings during 2010. All of our directors attended, on average, approximately 98% of the meetings of the Board and of various committees on which they served. Although we do not have a formal policy regarding attendance by directors at our Annual Shareholders’ Meeting, we encourage and expect all of our directors to attend our Annual Shareholders’ Meeting. All of our directors attended our 2010 Annual Shareholders’ Meeting, which was held on June 9, 2010. It is anticipated that all of our directors will attend our 2011 Annual Shareholders’ Meeting to be held on June 9, 2011.

Director Independence

The Board has determined that each of Messrs. Gilbert, Jobe, Kennedy and Toth and Mrs. Wier qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of Our Board of Directors

During 2010, the Board had five committees with various functions. All committee members attended, on average, approximately 98% of their committee meetings.

As of April 20, 2011, the Board committee membership and 2010 meeting history were as follows:

Director’s Name	Audit Committee	Compensation and Stock Option Plan Committee	Nominating and Governance Committee	Compliance Committee	Science Committee
Number of meetings held during 2010	8	8	7	4	4
Non-Employee Independent Directors:
Gerald E. Gilbert	X	X	X	C	X
Larry A. Jobe	C	X	X	X
Alan D. Kennedy	X	X	X	X	C
Robert A. Toth	X	C			X
Patricia A. Wier	X	X	C	X
Non-Employee Directors:
J. Stanley Fredrick(1)
Marlin Ray Robbins					X

X	Member
C	Committee Chairman
(1)	Chairman of the Board of Directors

The committees and their functions are as follows:

1.
Audit Committee. Our Audit Committee consists of Messrs. Gilbert, Jobe, Kennedy and Toth and Mrs. Wier and is chaired by Mr. Jobe. The Board has determined that each member of our Audit Committee meets the independence and financial literacy requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules and that Mr. Jobe qualifies as an “audit committee financial expert” as defined by the SEC. Our Audit Committee is primarily responsible for approving all services provided by our independent registered public accounting firm, reviewing our annual audit results, and meeting with our independent registered public accounting firm to periodically review our internal controls, internal control over financial reporting, and financial management practices. Our Audit Committee’s responsibilities are stated more fully in its amended and restated charter, which is posted on our corporate website at www.mannatech.com. Our Audit Committee’s report, as required by SEC rules, appears in this proxy statement on page 41.

2.
Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee consists of Messrs. Gilbert, Jobe, Kennedy and Toth and Mrs. Wier and is chaired by Mr. Toth. The Board has determined that each member of our Compensation and Stock Option Plan Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. None of our executive officers serves as a member of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more of their executive officers serving as a member of the Board or on our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for our executive officers and directors including salaries, bonuses, stock option grants, and stock option plan administration. Our Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in its revised charter, which is posted on our corporate website at www.mannatech.com. Our Compensation and Stock Option Plan Committee’s report, as required by SEC rules, appears in this proxy statement on page 28.

3.
Nominating and Governance Committee. Our Nominating and Governance Committee consists of Messrs. Gilbert, Jobe and Kennedy and Mrs. Wier and is chaired by Mrs. Wier. The Board has determined that each member of the Nominating and Governance Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. Our Nominating and Governance Committee is primarily responsible for reviewing and recommending nominees to the Board, developing plans regarding the size and composition of the Board, and developing management succession planning. For information on criteria for director nominees, see “Consideration of Director Nominees”, beginning on page 15. Our Nominating and Governance Committee’s responsibilities are stated more fully in its charter which is posted on our corporate website at www.mannatech.com. For additional information on nominating nominees to the Board see “Shareholder Procedures for Nominating Board Members or Introducing Proposals,” beginning on page 6 of this proxy statement.

4.
Compliance Committee. Our Compliance Committee was formed in April 2007 and consists of Messrs. Gilbert, Jobe and Kennedy and Mrs. Wier and is chaired by Mr. Gilbert. The Board determined that each of these members is independent under applicable NASDAQ and SEC rules. Our Compliance Committee is primarily responsible for establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. Our Compliance Committee is also responsible for directing the investigation of complaints including advising the Board about the outcome of any complaints or any other legal matters.

5.
Science Committee. Our Science Committee was formed in June 2003 and consists of Messrs. Gilbert, Kennedy, Robbins and Toth and is chaired by Mr. Kennedy. Our Science Committee is primarily responsible for overseeing all aspects of our product development and setting the overall direction of our product research and development.

Shareholder Communication with Our Board of Directors

We request that any shareholders interested in communicating directly with individual directors or with our entire Board submit such correspondence in writing. To submit written correspondence to the Board, fax such correspondence to (972) 471-7342, or send by email to BoardofDirectors@mannatech.com, or mail to Mannatech, Incorporated, Attention CFO, “For Mannatech’s Board of Directors,” 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. Upon receipt, a copy of such correspondence will be given to both the General Counsel and to J. Stanley Fredrick, our Chairman of the Board of Directors. All correspondence to specific Board members will be delivered directly to the individual Board member. A voice message can be left for the Board at (972) 471-6512. Our Executive Officers and designated officials may be given access to such shareholder communications with the Board, except in instances in which the charters of our committees require anonymity.

Code of Ethics

In order to help promote the highest levels of business ethics, the Board adopted a Code of Ethics for our executive officers and directors in 2003. The Code of Ethics was amended in April 2006 and is published on our corporate website at www.mannatech.com. Any change in or waiver from and the grounds for such change or waiver of our Code of Ethics shall be promptly disclosed by publishing such change or waiver on our corporate website at www.mannatech.com. Our Code of Ethics applies to all of our executive officers and directors. Our Code of Ethics was designed to ensure that our business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

Compensation of Directors

We compensate our non-employee directors for serving and participating on the Board, for chairing committees, and for attending the Board and Board’s committee meetings. However, we do not compensate our employee directors for serving on the Board. Our Nominating and Governance Committee reviews the compensation of our non-employee directors and recommends to the Compensation and Stock Option Plan Committee any changes to director compensation that the Nominating and Governance Committee deems appropriate. Our Compensation and Stock Option Plan Committee then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate and recommends them to the Board. The Board then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate. Non-employee director fees during 2010 were as follows:

	Board Member		Audit Committee	Compensation and Stock Option Plan Committee	Nominating and Governance Committee	Compliance Committee	Science Committee
Chairman fee(1)	$400,000	(3)	$20,000	$7,500	$7,500	$7,500	$7,500
Independent director retainer(1)	$35,000		$—	$—	$—	$—	$—
In-person meeting fee	$1,500	(3)	$1,500	$1,500	$1,500	$1,500	$1,500
Telephonic meeting fee	$500		$500	$500	$500	$500	$500
Re-elected Board members(2)	$150,000		$—	$—	$—	$—	$—

(1)	The Chairman and director retainer fees are paid monthly during the calendar year.
(2)
Each non-employee director re-elected to the Board by our shareholders is granted $150,000 in stock options based on the grant date market value of the common stock. The stock options are priced on the date of grant and expire in ten years. One-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant.

(3)
Board members have voluntarily agreed to reduce the Chairman and in-person meeting fees. The in-person meeting fee was reduced from $1,500 to $1,000 effective January 1, 2011 and the Chairman fee was reduced from $400,000 per year to $372,910 per year effective March 1, 2011.

All directors are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to and attendance at any of the Board’s meetings or committee meetings.

2010 Director Compensation Table

The table below summarizes the compensation paid during 2010 to our non-employee directors. We have not granted stock awards to our non-employee directors and our non-employee directors do not receive non-equity incentive plan compensation or nonqualified deferred compensation.

Director	Fees Earned or Paid in Cash(1)	Option Awards(2)		Option Awards(3)		All Other Compensation			Total
J. Stanley Fredrick	$400,000		$82,326		$5,491		$11,558	(4)	$499,375
Gerald E. Gilbert	$88,500	$	─		$32,421	$	─		$120.921
Larry A. Jobe	$95,000	$	─		$19,740	$	─		$114,740
Alan D. Kennedy	$88,000	$	─		$34,184	$	─		$122,184
Marlin Ray Robbins	$16,500	$	─	$	─		$2,960,265	(5)	$2,976,765
Robert A. Toth	$75,000	$	─		$33,751	$	─		$108,751
Patricia A. Wier	$82,500		$85,815		$41,478	$	─		$209,793

(1)	The amounts reported in this column represent the aggregate dollar amount of annual retainer fees, committee and/or chairmanship fees, and meeting fees, as described in the table above.
(2)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation” for option awards granted to Mr. Fredrick and Mrs. Wier in connection with their re-election to the Board at the 2010 Annual Shareholders’ Meeting. Each Class II director received 69,768 stock options with an exercise price of $2.15 for Mrs. Wier and $2.37 for Mr. Fredrick. See table below titled “Directors’ Stock Options Outstanding” for aggregate options outstanding at year end. Each non-employee director re-elected to the Board by our shareholders is granted $150,000 in stock options based on the grant date market value of the common stock. The stock options are priced on the date of grant. One-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of the grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant.

(3)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation” for option awards granted in 2010 in connection with our stock option exchange program.

(4)	Included in other compensation is our payment for Mr. Fredrick’s 2010 medical and dental insurance premiums of $8,318 and membership dues for a private club of $3,240.
(5)	Mr. Robbins holds positions in our associate global downline network marketing system and we paid him commissions of approximately $3.0 million.

Directors’ Stock Options Outstanding

The table below summarizes the outstanding stock options of our non-employee directors as of December 31, 2010:

Director	Grant Date	Aggregate Number of Shares Underlying Outstanding Stock Options	Exercise Price Per Share	Grant Date Fair Value of Option Awards	Calculated Fair Value Price Per Share	Fair Value of Option Awards Recognized in 2010(a)
J. Stanley Fredrick	November 20, 2008	10,000	$2.75	$9,800	$0.98	$3,267
	June 10, 2010	69,768	$2.37	$82,326	$1.18	$42,120
	August 16, 2010	3,922	$2.71	$5,491	$1.40	$1,049	(b)
		83,690		$97,617		$46,436

Gerald E. Gilbert	November 20, 2008	10,000	$2.50	$10,300	$1.03	$3,434
	June 10, 2009	50,000	$3.00	$72,000	$1.44	$24,000
	August 16, 2010	23,158	$2.46	$32,421	$1.40	$1,049	(b)
		83,158		$114,721		$28,483

Larry A. Jobe	November 20, 2008	10,000	$2.50	$10,300	$1.03	$3,434
	June 10, 2009	50,000	$3.00	$72,000	$1.44	$24,000
	August 16, 2010	14,100	$2.46	$19,740	$1.40	$1,049	(b)
		74,100		$102,040		$28,483

Alan D. Kennedy	June 4, 2002	16,000	$2.50	$31,664	$1.98	$—
	November 20, 2008	10,000	$2.50	$10,300	$1.03	$3,434
	August 16, 2010	24,417	$2.46	$34,184	$1.40	$8,998	(b)
		50,417		$76,148		$12,432

Marlin Ray Robbins	June 12, 2006	11,150	$11.21	$54,373	$4.88	$—
	November 20, 2008	10,000	$2.50	$10,300	$1.03	$3,434
	June 10, 2009	50,000	$3.00	$72,000	$1.44	$24,000
		71,150		$136,673		$27,434

Robert A. Toth	August 16, 2010	24,108	$2.46	$33,751	$1.40	$8,148	(b)
		24,108		$33,751		$8,148

Patricia A. Wier	June 10, 2010	69,768	$2.15	$85,815	$1.23	$43,905
	August 16, 2010	29,627	$2.46	$41,478	$1.40	$3,936	(b)
		99,395		$127,293		$47,841

(a)
Represents the calculated stock-based compensation expense recognized in our consolidated financial statements for the fair value of the option awards in accordance with FASB ASC Topic 718 “Stock Compensation”. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2011.

(b)
Represents costs recognized in connection with our stock option exchange program and consists of 2010 expenses applicable to the surrendered options, the remaining unamortized compensation cost of the surrendered options, if any, prorated based on the number of days outstanding. There was no incremental stock option expense resulting from the exchange because the fair value of the replacement options was approximately equal to the fair value of the surrendered options they replaced.

Directors’ Stock Ownership Guidelines

In order to demonstrate to our shareholders and the investment community that our directors are personally committed to our success, our non-employee independent directors are subject to equity ownership requirements. Each of our non-employee independent directors is required to own shares of our common stock equal in value to three times such director’s annual board retainer within three years from the date of the director’s election or re-election to the Board. Because the current annual retainer for each member of the Board is $35,000, each independent director is required to hold $105,000 worth in common stock by such director’s applicable compliance deadline. In April 2011, the Board voted to suspend the compliance requirement for twelve months from June 9, 2011, the date of the 2011 Annual Shareholders’ Meeting, until the 2012 Annual Shareholders’ Meeting. Any director not in compliance with these ownership requirements by their compliance deadline will be asked to resign from the Board. The value of common stock owned by a director is based upon the purchase price paid by each director for such shares of common stock. A summary of each non-employee independent director’s stock ownership as of April 20, 2011 and compliance deadlines are summarized below:

Board Member	Date Required to be in Compliance	Total Value of Qualifying Shares Held
Gerald E. Gilbert	September 20, 2010	$280,250
Larry A. Jobe	September 20, 2010	$132,165
Alan D. Kennedy	June 9, 2012	$85,900
Robert A. Toth	June 9, 2012	$—
Patricia A. Wier	September 20, 2010	$109,295

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 20, 2011, by (a) each person known by us that beneficially own 5% or more of our outstanding shares of common stock, (b) each of our directors and “Named Executive Officers,” and (c) all of our current directors and executive officers as a group.

Name	Number of Outstanding Shares		Number of Shares Underlying Options (1)	Total Number of Outstanding Shares and Shares Underlying Options (1) (2)	% of Class Outstanding(1)
Beneficial Owners of 5% or More
Samuel L. Caster(3)(4)	5,463,116	(5)	─	5,463,116	20.6%
Directors and Named Executive Officers
J. Stanley Fredrick(3)	3,150,000	(6)	53,179	3,203,179	12.1%
Marlin Ray Robbins (3)	1,990,000	(7)	67,817	2,057,817	7.8%
Larry A. Jobe	30,000		56,667	86,667	0.3%
Gerald E. Gilbert	25,000		56,667	81,667	0.3%
Robert A. Sinnott, Ph.D	13,250	(8)	62,667	75,917	0.3%
Randy S. Bancino	─		66,667	66,667	0.3%
Patricia A. Wier	20,000	(9)	46,512	66,512	0.3%
Alan D. Kennedy	34,100	(10)	22,667	56,767	0.2%
B. Keith Clark	─		10,001	10,001	*
Claire E. Zevalkink	─		10,000	10,000	*
Stephen D. Fenstermacher	2,000		─	2,000	*
Robert A. Toth	─		─	─	─

All 14 executive officers and directors as a group	5,264,600		471,845	5,736,445	21.7%

*	Owns less than 0.1% of our outstanding common stock.

(1)
Shares of our common stock subject to stock options, warrants, or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of April 20, 2011, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.

(2)
The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(3)
Messrs. Caster, Fredrick, and Robbins each beneficially own more than 5% of our common stock. Messrs. Caster, Fredrick, and Robbins maintain offices at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

(4)	Mr. Caster served as our Chief Executive Officer from April 2003 until August 2007, and served as our Chairman of the Board of Directors from March 2002 until January 2009.
(5)
Mr. Caster pledged 5,300,000 shares of his common stock as collateral for a loan. Mr. Caster has informed us that the loan is currently in default and that Mr. Caster and the lender are working together to sell some or all of such pledged shares through a trading plan, pursuant to which limited amounts of the shares may be sold periodically over five years. Due to the provisions of the trading plan and applicable securities law limitations, there can be no certainty as to the timing or total amount of shares that may be sold.

(6)
The number of shares owned by Mr. Fredrick includes 1,900,000 shares of our common stock directly held by Mr. Fredrick and 1,250,000 shares of our common stock held through JSF Resources LTD Partnership. JSF Resources LTD is a limited partnership which is owned by FSJ Secure Trust, of which Mr. Fredrick is the sole beneficiary. Mr. Fredrick pledged 400,000 shares he holds individually as collateral for a loan.

(7)
Mr. Robbins pledged 1,400,000 shares of his common stock as collateral for a loan.  The lender of the loan is currently in receivership as a result of an action filed by the SEC against the lender in which the SEC and the receiver allege the lender fraudulently sold stock which had been pledged to it in exchange for lending money.  Neither Mannatech nor Mr. Robbins has been informed during the course of the receivership whether the shares pledged by Mr. Robbins had been fraudulently sold by the lender.  However, given the positions asserted by the receiver in its April 2011 claims objection, it is unlikely that the shares are still held by the lender or that Mr. Robbins will regain possession of the shares.  In a hearing scheduled for June 28, 2011, the court will rule on the receiver’s claims objections and the facts alleged therein.  In the event the court grants the Receiver’s claims objections, then the Company will deem the pledged shares to no longer be held by Mr. Robbins. In the event Mr. Robbins is deemed to no longer own such pledged shares, he would beneficially own 590,000 shares of common stock representing 2.5% of the shares of common stock outstanding as of April 20, 2011.

(8)	These securities are held by Dr. Sinnott’s wife as custodian for his three sons. Dr. Sinnott has disclaimed beneficial ownership of these shares.
(9)	Includes 19,000 shares of our common stock directly held by Mrs. Wier and 1,000 shares of our common stock held by Mrs. Wier’s husband.
(10)
Includes 33,100 shares of our common stock directly held by Mr. Kennedy and 1,000 shares of our common stock held through Kennedy Family Trust, for which Mr. Kennedy is trustee and grantor and whose beneficiaries are Mr. Kennedy’s wife and children.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in their beneficial ownership of our common stock with the SEC. Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, we believe that during the year ended December 31, 2010, all of our executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

 COMPENSATION DISCUSSION & ANALYSIS
Executive Summary

This compensation discussion and analysis describes our compensation program for the year ended December 31, 2010 for our Named Executive Officers listed below, which we refer to collectively as our “Named Executive Officers”.

•	Stephen D. Fenstermacher – Co-CEO and Chief Financial Officer;
•	Robert A. Sinnott, Ph.D – Co-CEO and Chief Science Officer;
•	Randy S. Bancino – President, International;
•	B. Keith Clark – Executive Vice President, Chief Legal Officer, and Corporate Secretary; and
•	Claire E. Zevalkink – Senior Vice President and Chief Global Marketing Officer.

Mr. Fenstermacher and Dr. Sinnott were Named Executive Officers in 2010 based on their positions while the other individuals listed above were Named Executive Officers based on compensation earned in 2010.

Compensation Philosophy and Objective

The philosophy behind our executive compensation program is to maintain a fair, equitable, and competitive compensation package that will allow us to attract and retain top executive talent. In general, our executive compensation program for senior management, including our Named Executive Officers, consists of payment of an annual base salary; participation in our Management Non-Equity Incentive Bonus Plan; stock option awards; and certain benefits and perquisites. We do not allow loans to our officers or directors nor do we maintain any pension retirement program, other than our 401(k) Plan, for any of our employees or directors.

The Process of Setting Executive Compensation

All compensation related to our executive officers, including our Named Executive Officers, is approved by the Board based on recommendations made by our Compensation and Stock Option Plan Committee (the “Committee”). No member of the Committee is or has ever been one of our officers or employees.

In 2010, our Co-CEOs played a significant role in determining the compensation of each of our executive officers, including our Named Executive Officers (although the Co-CEOs did not determine their own compensation). Our Co-CEOs evaluated the performance of our other Named Executive Officers, established business performance targets and objectives for our other Named Executive Officers and recommended salary, bonus levels and option awards for our other Named Executive Officers to the Committee. The Committee discussed the recommendations with our Co-CEOs, as appropriate, and then made its recommendations to the Board.

While the Committee has a general understanding of the compensation practices of other companies, it has not historically established compensation levels based on benchmarking. While we recognize that our compensation practices must be competitive in the marketplace, such general marketplace information is just one of the many factors that we consider in assessing the reasonableness of compensation. During 2010, the Committee used Co-CEOs’ recommendations and the Committee’s general familiarity with compensation paid in the marketplace to make salary adjustments to our Named Executive Officers. In 2010, we did not engage a compensation consultant.

We have developed a base salary range for our Named Executive Officers through evaluation of the following criteria:

•	the Named Executive Officer’s potential impact on our overall success;

•	the Named Executive Officer’s knowledge and experience level; and

•	competitive compensation levels.

In 2010, based on all relevant factors, the Committee recommended and the Board approved the compensation package, including base salary, bonus and stock option awards, for each of our Co-CEOs. The Committee’s recommendations were based on:

•	the Co-CEO’s performance targets and objectives,

•	the Co-CEO’s total compensation,

•	the Co-CEO’s prior salary levels, and

•	competitive compensation levels.

The evaluation of each of our Co-CEO’s performance for the fiscal year is based on the Co-CEO’s success in achieving the performance goals and objectives which include financial, strategic and company culture/leadership goals. Once the Committee has completed its evaluation, it makes recommendations to the Board. The Board in its sole discretion may accept or reject the Committee’s recommendations. Based on the results of the Committee’s evaluation process, and a review of relevant data, the Board will then approve the Co-CEOs’ compensation packages.

In 2010, the Committee also recommended and the Board approved the compensation package, including base salary, bonus and stock option awards, for our Named Executive Officers, other than the Co-CEOs. These recommendations were based on:

•	the scope of the executive officer’s responsibilities,

•	internal comparisons to the compensation of other executive officers,

•	evaluations of performance for the fiscal year, as submitted by the Co-CEOs, and

•	the Co-CEOs’ recommendations for base salary, bonus and stock option awards.

Each of our Named Executive Officers’ functions is reviewed annually. In addition to our internal review process, the functions of our Named Executive Officers are also periodically compared with companies of our size and with our business model. We review the salary ranges each year as part of our annual budgetary process to ensure that they remain competitive. In 2010, the Committee did not identify a peer group of companies in considering increases in the base salary of each Named Executive Officer.

Components of Compensation

Traditionally we have paid our Named Executive Officers 100% of their annual compensation in cash and have granted periodic discretionary stock option awards when the Committee determined that such grants were warranted based upon past performance and achievements. In 2006, we changed our compensation program to primarily include cash compensation, with stock option awards made upon hiring or promotion as described under the heading Long-Term Compensation below. Nonetheless, the Committee retains the discretion to make grants at other times based on performance or other considerations. For 2010, the primary components of compensation paid to our Named Executive Officers were as follows:

(a)           Annual base salary. During each year, the Committee reviews the annual base salaries of our Named Executive Officers to ensure their salaries are reasonable based upon a number of factors, including corporate performance (to the extent such performance can fairly be attributed or related to each Named Executive Officer’s performance), and the nature of each Named Executive Officer’s responsibilities, capabilities, loyalties, and contributions. While no formal comparisons were done, we believe the annual base salaries of our Named Executive Officers are reasonable in relation to executive compensation practices of other similarly-sized companies and other companies within the same industry. The Committee does not apply any specific weighting to these factors in determining an executive’s base salary. However, subject to the limitations found in each executive’s employment agreement, the Committee may adjust an executive’s base salary at its discretion.

In 2010, the Board increased the base salaries of Mr. Fenstermacher and Dr. Sinnott in connection with their respective promotions to Co-CEO and also increased the base salary of Mr. Bancino in connection with his promotion to President, International. The base salaries of the other Named Executive Officers were not increased in 2010. See “Executive Employment Agreements” below for 2009, 2010, and 2011 salary schedules.

(b)           Bonus. We award annual cash bonuses under our Management Non-Equity Incentive Bonus Plan for achievement of specified performance objectives within a specific performance period, which is typically one year or less. We make awards from an established incentive pool. The Committee determines the total size of our incentive pool by taking into account our financial performance. We believe this pool-based bonus system helps foster teamwork and ensures that all executives work collectively to improve our performance. The current structure of the Management Non-Equity Incentive Bonus Plan was established in 2007.

The performance profit or net operating income target for purposes of establishing the bonus pool is set on an annual basis. The total pool available for our Named Executive Officers and other senior executives designated by the Committee is dependent upon achievement of Company performance profit targets as well as a minimum sales qualifier. In 2010, the amount of the incentive pool was set at approximately 25% of calculated performance profit, with calculated performance profit defined as income from operations before bonuses. Eighty percent of bonuses earned under the plan are paid in March of the following year, with 20% held back for longer-term distribution, paid over the following four years, subject to the executive’s continued employment on the applicable payment date.

For 2010, the percentage of annual base salary that could be earned as a bonus for each Named Executive Officer under our Management Non-Equity Incentive Bonus Plan was as follows:

Named Executive Officer	Position	Potential Bonus (percentage of base salary)
Stephen D. Fenstermacher	Co-CEO and Chief Financial Officer	65%
Robert A. Sinnott, Ph.D	Co-CEO and Chief Science Officer	65%
Randy S. Bancino	President, International	55%
B. Keith Clark	Executive Vice President, Chief Legal Officer, and Corporate Secretary	55%
Claire E. Zevalkink	Senior Vice President and Chief Global Marketing Officer	50%

Due to the decline in sales and losses incurred in 2010, none of the performance targets were met and no bonuses were earned under our Management Non-Equity Incentive Bonus Plan.

As of the date of this report, there was no incentive pool established for 2011 and the Board did not approve bonus opportunities for our Named Executive Officers under the Management Non-Equity Incentive Bonus Plan.

(c)           Long-Term Equity Compensation. We maintain stock incentive plans to reward our Named Executive Officers and other executives and employees for the attainment of certain goals and as an incentive for certain new hires. In 2006, we began awarding 20,000 stock options to each newly appointed or hired executive at the Vice President level and 30,000 stock options to each newly appointed or hired Senior or Executive Vice President. The stock options are granted with an exercise price equal to 100% of the fair market value of our common stock on the grant date, vest ratably over two to three years, and have a term of 10 years. We believe that such stock option awards will reinforce the practice of encouraging executives to hold our common stock and closely link executives’ interests with those of our shareholders. Fair market value is determined as the closing price of our common stock listed on the NASDAQ Global Market on the date of grant. Each year, our executive team reviews all stock option grants and makes recommendations to our Committee for additional stock option awards to our Named Executive Officers and other executives and employees based upon past achievements and performance. We believe, based on our general understanding of the compensation practices of other companies, that these long-term equity compensation arrangements are reasonable in relation to executive compensation practices of other similar companies within our industry.

In February 2008, the Board approved the Mannatech, Incorporated 2008 Stock Incentive Plan (described in the “Equity Compensation Plan Information” below) (the “2008 Plan”), which reserves up to 1,000,000 shares of common stock for issuance of stock options and restricted stock to our employees, Board members, and consultants, plus any shares reserved under our then-existing, unexpired stock plan for which options had not been issued plus any shares underlying outstanding options under the then-existing stock option plans that terminate without having been exercised in full. The 2008 Plan was approved by our shareholders at the 2008 Annual Shareholders’ Meeting held on June 18, 2008. Currently, the 2008 Plan is the only stock incentive plan under which we may grant options. There were no stock awards granted to our Named Executive Officers in 2010.

At the 2010 Annual Shareholders’ Meeting, shareholders approved an amendment to the 2008 Plan to permit a one-time stock option exchange program. On July 16, 2010, the Company commenced the option exchange program (the “Exchange Program”) whereby employees (including Named Executive Officers) could elect to exchange their “out of the money” stock options for fewer options at a lower exercise price. The Exchange Program expired on August 13, 2010. On August 16, 2010, pursuant to the Exchange Program, an aggregate of 350,000 eligible options were tendered by the Named Executive Officers and accepted by the Company in exchange for the grant of an aggregate of 224,620 replacement options. All of the replacement options granted pursuant to the Exchange Program have an exercise price of $2.46 and were granted under the 2008 Plan, as amended. Each replacement option vests annually in three equal installments starting one year from the grant date and has a term of 10 years. See “Grants of Plan Based Awards” below for the replacement stock options awarded to each Named Executive Officer.

In 2010, the Board did not award discretionary stock options to our Named Executive Officers.

(d)           Other Benefits and Perquisites. We maintain certain other plans and arrangements for the benefit of our Named Executive Officers and other members of our management, including participation in our 401(k) Plan, payment of travel expenses for family members to attend corporate events, and enrollment in health, life, automobile, and long-term disability insurance programs. All of our Named Executive Officers are paid an automobile allowance of $1,000 per month or provided with a Company-leased vehicle. We believe these benefits are reasonable in relation to executive compensation practices of other similarly-sized companies and other companies within the same industry.

Severance/Change in Control

We believe that severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for our Named Executive Officers in their respective employment agreements. Our Named Executive Officers (other than Ms. Zevalkink, who currently has no employment agreement) are entitled to certain payments upon termination of employment pursuant to the terms of each of their employment agreements, which typically award cash severance payments in the event the Named Executive Officer is terminated without cause, resigns for good reason or becomes disabled. In addition, to reduce any reluctance on the part of executives to pursue potential transactions that could increase our value, our stock incentive plans provide for the accelerated vesting of options in the event of a change in control. For more information see “Executive Compensation - Potential Payments Upon Termination or Change in Control” below.

Named Executive Officers Stock Ownership Guidelines

Our stock ownership and holding requirements are applicable only to our independent directors. We do not have stock ownership guidelines for our Named Executive Officers.

$1 Million Pay Deductibility Cap

Under Section 162(m) of the United States Internal Revenue Code, or the Code (as interpreted by IRS Notice 2007- 49), public companies are precluded from receiving a tax deduction on compensation paid to their chief executive officer and the three most highly compensated officers of the company (other than the chief executive officer and the chief financial officer) if such officer’s compensation exceeds $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based compensation. Currently, our executive officers’ cash compensation levels have not exceeded the $1 million limit, and our stock option grants qualify as performance-based compensation under 162(m). Nonetheless, we annually review all of our executive officers’ compensation in an effort to comply with Section 162(m).

WITH RESPECT TO ANY FUTURE FILINGS WITH THE SEC INTO WHICH THIS PROXY STATEMENT IS INCORPORATED BY REFERENCE, THE FOLLOWING MATERIAL UNDER THE HEADINGS “REPORT OF THE COMPANY’S COMPENSATION AND STOCK OPTION PLAN COMMITTEE”AND “REPORT OF THE COMPANY’S AUDIT COMMITTEE” SHALL NOT BE INCORPORATED BY REFERENCE INTO SUCH FILINGS NOR SHALL IT BE DEEMED FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

REPORT OF THE COMPANY’S COMPENSATION AND STOCK OPTION PLAN COMMITTEE

The Company’s Compensation and Stock Option Plan Committee of its Board of Directors has reviewed the Company’s Compensation Discussion and Analysis and discussed its contents with the Company’s management. Based on its review and discussions with Company management, the Compensation and Stock Option Plan Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included (or incorporated by reference, as applicable) in the Company’s Annual Report on its Form 10-K for 2010 and proxy statement. This Report is provided by the following independent directors, who comprise the Compensation and Stock Option Plan Committee:

The Compensation and Stock Option Plan Committee

Robert A. Toth, Chairman
Gerald E. Gilbert
Larry A. Jobe
Alan D. Kennedy
Patricia A. Wier

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation awarded to our Named Executive Officers in 2010, 2009, and 2008:

Name and Principal Position	Year(1)	Salary(2)		Option Awards(3)		Non-Equity Incentive Plan Compensation(4)		All Other Compensation(5)	Total
Stephen D. Fenstermacher	2010	$350,755			$268,542		$5,078	$10,328	$634,703
Co-CEO and Chief Financial Officer	2009	$349,904			$245,250		$5,078	$9,394	$609,626
	2008	$322,003			$23,860		$81,250	$14,412	$441,525

Robert A. Sinnott, Ph.D	2010	$351,736			$20,819		$5,078	$15,445	$393,078
Co-CEO and Chief Science Officer	2009	$337,500			$122,250		$5,078	$18,920	$483,748
	2008	$322,000			$23,860		$81,250	$21,145	$448,255

Randy S. Bancino(6)	2010	$302,313		$	─		$1,000	$10,433	$313,746
President, International	2009	$285,996	(7)		$135,600	$	─	$43,310	$464,906

B. Keith Clark	2010	$313,101			$25,106		$4,891	$11,250	$354,348
Executive Vice President, Chief Legal Officer,	2009	$325,038			$8,150		$4,891	$17,605	$355,684
and Corporate Secretary	2008	$310,000			$23,860		$78,250	$20,578	$432,688

Claire E. Zevalkink(8)	2010	$325,101		$	─	$	─	$12,813	$337,914
Senior Vice President and Chief Global Marketing Officer	2009	$292,450	(9)		$60,300	$	─	$3,000	$355,750

(1)	If less than three years of compensation information is provided, it is because the individual was not a Named Executive Officer for each of the three years covered by the table.
(2)
The amount reported in this column represents the total amount paid to the executive during the year as a result of the executive’s annual base salary and the number of payroll periods in the respective year.

(3)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation” for option awards granted in 2010, 2009, and 2008, respectively. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2011.

(4)
Amounts represent non-equity incentive plan compensation paid in March 2010, 2009, and 2008 under our Management Non-Equity Incentive Bonus Plan with respect to 2008 and 2007 performance. We did not meet performance targets and no bonuses were earned in 2009 and 2010. Amounts reported in 2009 and 2010 represent 5% of the 2008 bonus amounts that were paid in 2009 and 2010 subject to the executive’s employment with us on the payment date.

(5)
Amounts in this column include an automobile allowance or automobile lease payments, matching contributions to our 401(k) plan, automobile insurance coverage, and travel expenses paid on behalf of each Named Executive Officer, and are detailed in the “All Other Compensation” table included below.

(6)	Mr. Bancino joined Mannatech in March 2009 and serves as our President, International.
(7)
Mr. Bancino’s 2009 salary amount reflects $46,188 paid for consulting services he provided Mannatech in 2009 and $239,808 in compensation from March 2009 through December 2009 as our executive officer.

(8)	Ms. Zevalkink joined Mannatech in September 2009 and serves as our Senior Vice President and Global Chief Marketing Officer.
(9)
Ms. Zevalkink’s 2009 salary amount reflects $188,700 paid for consulting services she provided Mannatech in 2009 and $103,750 in compensation from September 2009 through December 2009 as Senior Vice President and Global Chief Marketing Officer.

All Other Compensation Table

The amounts included in the “All Other Compensation” column of the Summary Compensation Table above are broken down as follows:

Name	Year	Automobile Lease Payments ($)	Insurance Premium for Leased Automobile ($)		Company Matching 401(k) Contribution ($)		Moving Expenses ($)		Travel Expenses(1) ($)		Severance ($)		Total All Other Compensation ($)
Stephen D. Fenstermacher	2010	$7,872		$1,379		$1,077	$	─	$	─	$	─	$10,328
	2009	$7,336		$933		$1,125	$	─	$	─	$	─	$9,394
	2008	$5,729		$933		$7,750	$	─	$	─	$	─	$14,412

Robert A. Sinnott, Ph.D	2010	$12,000	$	─		$1,613	$	─		$1,832	$	─	$15,445
	2009	$12,000	$	─		$938	$	─		$5,982	$	─	$18,920
	2008	$12,000	$	─		$7,712	$	─		$1,433	$	─	$21,145

Randy S. Bancino	2010	$7,428		$1,554		$1,451	$	─	$	─	$	─	$10,433
	2009	$5,571		$619	$	─		$37,120	$	─	$	─	$43,310

B. Keith Clark	2010	$7,475		$1,554		$1,204	$	─		$1,017	$	─	$11,250
	2009	$7,694		$1,882		$1,083	$	─		$6,946	$	─	$17,605
	2008	$7,999		$915		$7,750	$	─		$3,914	$	─	$20,578

Claire E. Zevalkink	2010	$12,000	$	─		$813	$	─	$	─	$	─	$12,813
	2009	$3,000	$	─	$	─	$	─	$	─	$	─	$3,000

(1)
The amounts reported in this column reflect travel-related costs, including airfare, meals and entertainment, for our Named Executive Officers’ family members to travel with them at our Company-related events.

Executive Employment Agreements

We enter into employment agreements with certain executive officers, including our Named Executive Officers. Pursuant to the terms of the employment agreements, some of our executive officers are entitled to severance in certain events of early termination. These provisions are described in the section titled “Potential Payments Upon Termination or Change in Control” appearing later in this Proxy Statement. In the employment agreements, we have agreed to pay relocation expenses for newly-hired executives, provide a leased vehicle or pay a monthly automobile allowance, and allow our executives to participate in our Management Non-Equity Incentive Bonus Plan and in all of our other employee benefit plans. In addition, the employment agreements contain covenants regarding (i) confidentiality and non-disparagement that apply to the executive both during and after employment and (ii) non-competition and non-solicitation that apply to the executive during employment and for one year after termination. The following is a description of the other material terms of the employment agreements with our Named Executive Officers as of December 31, 2010:

Named Executive Officer	Position	Effective Date of Agreement		Expiration Date		2009 Annual Base Salary	2010 Annual Base Salary	2011 Annual Base Salary
Stephen D. Fenstermacher	Co-CEO and Chief Financial Officer	October 2007	(3)	December 2011	(3)	$340,000	$350,000	$350,000
Robert A. Sinnott, Ph.D	Co-CEO and Chief Science Officer	October 2007	(3)	December 2011	(3)	$325,000	$350,000	$350,000
Randy S. Bancino(1)	President, International	March 2009	(3)	December 2011	(3)	$290,000	$315,000	$315,000
B. Keith Clark	Executive Vice President, Chief Legal Officer, and Corporate Secretary	October 2007	(3)	December 2011	(3)	$313,000	$313,000	$313,000
Claire E. Zevalkink(2)	Senior Vice President and Chief Global Marketing Officer	No employment agreement				$325,000	$325,000	$325,000

(1)	Mr. Bancino joined Mannatech in March 2009 and serves as our President, International.
(2)	Ms. Zevalkink joined Mannatech in September 2009 and serves as our Senior Vice President and Global Chief Marketing Officer. Ms. Zevalkink currently has no employment agreement.
(3)
The employment agreement for each of Mr. Fenstermacher, Dr. Sinnott, Mr. Bancino, and Mr. Clark was amended in December 2009 and has an initial term of one year with automatic renewals for successive one-year periods unless terminated pursuant to the terms of the contract.

In October 2007, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Mr.  Fenstermacher, our Co-CEO and Chief Financial Officer. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Fenstermacher an annual base salary of $312,000. In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Committee review Mr. Fenstermacher’s base salary annually in accordance with their annual review of salaries for our Named Executive Officers and make any adjustments they deem appropriate. In 2008, we increased Mr. Fenstermacher’s annual base salary to $340,000. In February 2010, we increased Mr. Fenstermacher’s annual base salary to $350,000 in connection with his promotion to Co-CEO.

In October 2007, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Dr. Sinnott, our Co-CEO and Chief Science Officer. Pursuant to the terms of the employment agreement, we agreed to pay Dr. Sinnott an annual base salary of $312,000. In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Committee review Dr. Sinnott’s base salary annually in accordance with their annual review of salaries for our Named Executive Officers and make any adjustments they deem appropriate. In 2008, we increased Dr. Sinnott’s annual base salary to $325,000. In February 2010, we increased Dr. Sinnott’s annual base salary to $350,000 in connection with his promotion to Co-CEO.

In March 2009, we entered into a two-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Bancino, our President, International. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Bancino an annual base salary of $290,000. In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Committee review Mr. Bancino’s base salary annually in accordance with their annual review of salaries for our Named Executive Officers and make any adjustments they deem appropriate. In June 2010, we increased Mr. Bancino’s annual base salary to $315,000 in connection with his promotion to President, International.

In October 2007, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Clark, our Executive Vice President, Chief Legal Officer, and Corporate Secretary. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Clark an annual base salary of $300,000. In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Committee review Mr. Clark’s base salary annually in accordance with their annual review of salaries for our Named Executive Officers and make any adjustments they deem appropriate. In 2008, we increased Mr. Clark’s annual base salary to $313,000.

Ms. Zevalkink was appointed as our Senior Vice President and Chief Global Marketing Officer in September 2009. Ms. Zevalkink’s annual base salary is $325,000. There is no employment agreement between the Company and Ms. Zevalkink.

2010 Grants of Plan Based Awards Table

No stock awards were granted to our Named Executive Officers in 2010. Although no discretionary stock options were awarded in 2010, certain Named Executive Officers did, however, receive stock options in connection with our Exchange Program.  The following table sets forth stock options granted in connection with our Exchange Program as well as non-equity incentive plan awards approved for our Named Executive Officers in 2010:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards 2010 target payout(1)	Grant Date	Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Share) (3)	Grant Date Fair Value of Option Awards ($)(4)
Stephen D. Fenstermacher	$227,500	08/16/2010	191,816	$2.46	$268,542

Dr. Robert A. Sinnott	$227,500	08/16/2010	14,871	$2.46	$20,819

Randy S. Bancino	$173,250	—	—	$—	$—

B. Keith Clark	$172,150	08/16/2010	17,933	$2.46	$25,106

Claire E. Zevalkink	$162,500	—	—	$—	$—

(1)
The amounts reported in this column represent bonuses that could have been earned under our Management Non-Equity Incentive Bonus Plan for 2010 upon achievement of performance profit targets. The plan contemplates only one payout amount which is payable if the performance profit target is achieved and is based on a percentage of our Named Executive Officer’s base salary. As discussed in the Compensation Discussion and Analysis above, the performance profit targets were not achieved and no awards were earned.

(2)	All stock option awards were granted under our 2008 Stock Incentive Plan in connection with our Exchange Program.
(3)	The amounts reported in this column represent the exercise price of the stock options reported in the previous column which is equal to the closing price of our stock on the date of grant.
(4)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation”. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2011.

All stock options our Named Executive Officers received in 2010 were granted in connection with our Exchange Program. The Exchange Program commenced on July 16, 2010 and some Named Executive Officers elected to exchange their “out of the money” stock options for fewer options at a lower exercise price. On August 16, 2010, pursuant to the Exchange Program, an aggregate of 350,000 eligible options were tendered by our Named Executive Officers and accepted by the Company in exchange for the grant of an aggregate of 224,620 replacement options.

Equity Compensation Plan Information

We use our stock option plans to encourage investment by our officers, employees, and non-employee directors in shares of our common stock so they will have an increased vested interest in and greater concern for Mannatech’s welfare.

We had one stock option plan in effect as of December 31, 2010, which is as follows:

The Board and a majority of our shareholders approved our 2008 Plan in February 2008.  Our 2008 Plan enables us attract and retain employees, consultants and directors who will contribute to our long-term success and aligns the interests of those individuals with the interests of our shareholders. Awards of stock options, including incentive and nonstatutory stock options, and restricted stock may be issued under our 2008 Plan. The 2008 Plan is administered by the Committee.

There are 1,000,000 shares of our common stock reserved for issuance under our 2008 Plan, which does not include certain shares available for issuance under our predecessor stock plan.  In the event of certain changes to our common stock, including due to a merger, consolidation, reorganization, reincorporation, stock dividend, non-cash dividend, stock split, liquidation, combination, stock exchange, or change in corporate structure, we may adjust the number of shares subject to our 2008 Plan and to any outstanding awards.

Generally, the exercise price with respect to stock options granted pursuant to our 2008 Plan cannot be less than 100% of the fair market value per share of our common stock on the date of grant.  Unless the Committee specifies otherwise, in general, stock options vest monthly over a thirty-six month period and have a ten-year term.

Participants in our 2008 Plan may pay the exercise price for stock options in cash, shares of common stock, via a broker-assisted cashless exercise method or in any other form of legal consideration that the Committee approves.

Our 2008 Plan also permits awards of restricted shares of our common stock, or restricted stock, and the vesting schedule for such restricted stock is determined by the Committee.

If we undergo a change in control or certain other significant corporate transactions, our 2008 Plan provides that we may assume, continue, substitute for, or cancel any outstanding awards.  For purposes of our 2008 Plan, a “change in control” generally means (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets to a third-party, (ii) the replacement of the majority of the incumbent members of the Board, (iii) the adoption of a plan relating to our liquidation or dissolution, or (iv) the consummation of any transaction (including a merger or consolidation) that results in a third-party becoming the beneficial owner of more than 50% of our voting power.

In the event that any award under our 2008 Plan is determined to be nonqualified deferred compensation subject to Section 409A of the Code, the award will have to comply with certain technical tax limitations with respect to when awards may be exercised or paid for.

Our 2008 Plan will terminate automatically on February 20, 2018, unless the Board terminates it sooner.  The Board may amend our 2008 Plan at any time but to the extent shareholder approval is necessary, an amendment may not become effective until we obtain shareholder approval.

Our stock option plans may be terminated by the Board at any time without approval from our shareholders. Material amendments to our stock option plans require approval by our shareholders as required by the marketplace rules of the NASDAQ.

401(k) Plan

On May 9, 1997, we adopted a 401(k) Pre-tax Savings Plan (the “401(k) Plan”). All full time employees, including our Named Executive Officers, who have completed three months of service and are at least 21 years of age are eligible to participate in our 401(k) Plan. During 2010, employees were allowed to contribute to our 401(k) Plan up to the maximum annual limit of their current annual compensation, as statutorily prescribed. The 401(k) plan permits matching employer contributions, although in response to adverse market conditions we suspended the matching contributions under the 401(k) Plan in the first quarter of 2009 through June 30, 2010. In July 2010, we reinstated regular matching contributions to our 401(k) Plan in the amount of $0.50 for each $1.00 contributed by a participating employee up to a maximum of 2% of the participant’s annual salary. The 401(k) Plan also allows us to make discretionary profit-sharing contributions each year based upon our profit. We did not make any profit-sharing contributions in 2010. Employee contributions and our matching contributions are paid to a corporate trustee and are invested as directed by the participant. Our contributions to our 401(k) Plan vest over five years or earlier if the participant retires at age 65, becomes disabled, or dies. Payments to participants may be made in the case of financial hardship, and distributions may be made in a lump sum. Our 401(k) Plan is intended to qualify under Section 401(a) of the Code, so that contributions made by employees or by us to our 401(k) Plan, and income earned on these contributions, are not taxable to our employees until withdrawn from the 401(k) Plan.

2010 Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth certain information about outstanding equity awards held by our Named Executive Officers at December 31, 2010:

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Stephen D. Fenstermacher	─	191,816	(1)	─	$2.46	August 15, 2020
	─	191,816		─

Robert A. Sinnott, Ph.D	4,000	2,000	(2)	─	$6.39	February 21, 2018
	6,667	3,333	(3)	─	$2.50	November 19, 2018
	50,000	25,000	(4)	─	$3.10	December 21, 2019
	─	14,871	(1)	─	$2.46	August 15, 2020
	60,667	45,204		─

Randy S. Bancino	6,667	3,333	(3)	─	$2.50	November 19, 2018
	10,000	20,000	(5)	─	$2.79	March 1, 2019
	40,000	20,000	(4)	─	$3.10	December 21, 2019
	56,667	43,333		─

B. Keith Clark	6,667	3,333	(3)	─	$2.50	November 19, 2018
	3,334	1,666	(4)	─	$3.10	December 21, 2019
	─	17,933	(1)	─	$2.46	August 15, 2020
	10,001	22,932		─

Claire E. Zevalkink	10,000	20,000	(6)	─	$3.81	September 1, 2019
	10,000	20,000		─

(1)	One-third of the stock options vest on each anniversary of the grant date, beginning on August 16, 2011.
(2)	These 2,000 options subsequently vested on February 22, 2011.
(3)	The stock options vest on November 20, 2011.
(4)	The stock options vest on December 22, 2011.
(5)	One-half of the stock options subsequently vested on March 2, 2011 and the remaining options vest on March 2, 2012.
(6)	One-half of the stock options vest on each of September 2, 2011 and September 2, 2012.

Pension Benefits and Non-Qualified Deferred Compensation

Our Named Executive Officers do not participate in any pension plans (other than the 401(k) Plan) or non-qualified deferred compensation plans.

Option Exercises and Stock Vested

We have not granted stock awards to our Named Executive Officers and therefore, no stock awards vested in 2010. No stock options were exercised by our Named Executive Officers during 2010.

Potential Payments Upon Termination or Change in Control

Each of our employment agreements with our Named Executive Officers provides for certain payments and benefits in the event of early termination. However, none of these employment agreements requires payment upon a change in control of the Company. Our stock option plan does, however, provide for accelerated vesting of options in the event of a change in control or other event for which the Board determines such accelerated vesting would be equitable under the circumstances. The following discussion summarizes our payment obligations to our Named Executive Officers upon termination or change in control (as defined under “Equity Compensation Plan Information” above) assuming such termination or change in control occurred on December 31, 2010:

Mr. Stephen D. Fenstermacher – Co-Chief Executive Officer and Chief Financial Officer

Under the terms of his employment agreement, if Mr. Fenstermacher is terminated for any reason he is entitled to (i) any remaining base salary earned and not yet paid through the termination date, (ii) any annual bonus, or any portion thereof, earned and not yet paid through the termination date, (iii) all reimbursable expenses due but not yet paid through the termination date, and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the terms of the employment agreement, if Mr. Fenstermacher resigns for good reason or we terminate him without cause or due to disability, we are obligated to pay Mr. Fenstermacher twelve (12) months annual base salary following his termination in regular installments on the usual and customary pay dates of the Company. Under the employment agreement, a termination for “cause” means (A) we determined that Mr. Fenstermacher has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Mr. Fenstermacher’s violation of any provision or obligation under his employment agreement, (C) Mr. Fenstermacher’s indictment for, or plea of no contest with respect to, any crime that adversely affects or may adversely affect us or the utility of Mr. Fenstermacher’s services to us, or (D) any other act or omission of Mr. Fenstermacher involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. Mr. Fenstermacher may resign for “good reason” if we (W) deny any compensation due under his employment agreement, (X) require him to be based outside of Dallas County, Texas, (Y) decrease his title or pay or remove a material portion of his significant duties or responsibilities without his consent, or (Z) breach his employment agreement. For purposes of the agreement, the term “disability” means Mr. Fenstermacher becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Fenstermacher mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2010, Mr. Fenstermacher’s annual base salary was $350,000, and his employment agreement will expire on December 15, 2011.

The following table shows the potential payments upon termination of Mr. Fenstermacher’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2010.

Termination Event	Cash Severance		Acceleration of Equity Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$350,000	$	─			$350,000
Resignation for Good Reason		$350,000	$	─			$350,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$350,000	$	─			$350,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─	$	─	(1)	$	─

____________________
(1)
Mr. Fenstermacher’s 191,816 unvested stock options have an exercise price that exceeded the closing price of $1.80 on December 31, 2010; therefore acceleration of these equity incentive awards is less than zero.

Dr. Robert A. Sinnott, Ph.D – Co-CEO and Chief Science Officer:

Under the terms of his employment agreement, if Dr. Sinnott resigns for good reason or we terminate Dr. Sinnott without cause or due to disability, he will continue to receive his base salary for twelve months from the termination date. Notwithstanding the statement above, if Dr. Sinnott’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the employment agreement, a termination for “cause” means (A) we determined that Dr. Sinnott has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Dr. Sinnott’s violation of any provision or obligation under his employment agreement, (C) Dr. Sinnott’s indictment for, or plea of no contest with respect to, any crime that adversely affects or may adversely affect us or the utility of Dr. Sinnott’s services to us, or (D) any other act or omission of Dr. Sinnott involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. Dr. Sinnott may resign for “good reason” if we (W) deny any compensation due under his employment agreement, (X) require him to be based outside of Dallas County, Texas, (Y) decrease his title or pay or remove a material portion of his significant duties or responsibilities without his consent, or (Z) breach his employment agreement. For purposes of the agreement, the term “disability” means Dr. Sinnott becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Dr. Sinnott mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2010, Dr. Sinnott’s annual base salary was $350,000, and his employment agreement will expire on December 15, 2011.

The following table shows the potential payments upon termination of Dr. Sinnott’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2010.

Termination Event	Cash Severance		Acceleration of Equity Incentive Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$350,000	$	─			$350,000
Resignation for Good Reason		$350,000	$	─			$350,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$350,000	$	─			$350,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─	$	─	(1)	$	─

____________________
(1)
Dr. Sinnott’s 45,204 unvested stock options have an exercise price that exceeded the closing price of $1.80 on December 31, 2010; therefore acceleration of these equity incentive awards is less than zero.

Randy S. Bancino - President, Global Business Operations and Expansion:

Under the terms of his employment agreement, if Mr. Bancino resigns for good reason or we terminate Mr. Bancino without cause or due to disability, he will continue to receive his base salary through the end of the agreement term or for a period of twelve months from his last day of employment, whichever is longer. Notwithstanding the statement above, if Mr. Bancino’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the agreement, a termination for “cause” means (A) we have determined that Mr. Bancino has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the agreement, (B) Mr. Bancino’s violation of any provision or obligation under the agreement, (C) Mr. Bancino’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to us, or (D) any other act or omission of Mr. Bancino involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. The agreement defines a resignation for “good reason” as (W) any denial of compensation due and owing to Mr. Bancino under the agreement, (X) any requirement that Mr. Bancino be based anywhere other than Dallas County, Texas, except for travel incident to our business, (Y) our demotion of Mr. Bancino in title or pay, or our removal of a material portion of Mr. Bancino’s significant duties or responsibilities without Mr. Bancino’s consent, or (Z) our material breach of the agreement. For purposes of the agreement, the term “disability” means Mr. Bancino becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Bancino mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2010, Mr. Bancino’s annual base salary was $315,000, and his employment agreement will expire on December 15, 2011.

The following table shows the potential payments upon termination of Mr. Bancino’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2010.

Termination Event	Cash Severance		Acceleration of Equity Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$315,000	$	─			$315,000
Resignation for Good Reason		$315,000	$	─			$315,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$315,000	$	─			$315,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─	$	─	(1)	$	─

____________________
(1)
Mr. Bancino’s 43,333 unvested stock options have an exercise price that exceeded the closing price of $1.80 on December 31, 2010; therefore acceleration of these equity incentive awards is less than zero.

Mr. B. Keith Clark - Executive Vice President, Chief Legal Officer, and Corporate Secretary:

Under the terms of his employment agreement, if Mr. Clark resigns for good reason or we terminate Mr. Clark without cause or due to disability, he will continue to receive his base salary for twelve months from the termination date. Notwithstanding the statement above, if Mr. Clark’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the employment agreement, a termination for “cause” means (A) we determined that Mr. Clark has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Mr. Clark’s violation of any provision or obligation under his employment agreement, (C) Mr. Clark’s indictment for, or plea of no contest with respect to, any crime that adversely affects or may adversely affect us or the utility of Mr. Clark’s services to us, or (D) any other act or omission of Mr. Clark involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. Mr. Clark may resign for “good reason” if we (W) deny any compensation due under his employment agreement, (X) require him to be based outside of Dallas County, Texas, (Y) decrease his title or pay or remove a material portion of his significant duties or responsibilities without his consent, or (Z) breach his employment agreement. For purposes of the agreement, the term “disability” means Mr. Clark becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Clark mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2010, Mr. Clark’s annual base salary was $313,000, and his employment agreement will expire on December 15, 2011.

The following table shows the potential payments upon termination of Mr. Clark’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2010:

Termination Event	Cash Severance		Acceleration of Equity Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$313,000	$	─			$313,000
Resignation for Good Reason		$313,000	$	─			$313,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$313,000	$	─			$313,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─	$	─	(1)	$	─

____________________
(1)
Mr. Clark’s 22,932 unvested stock options have an exercise price that exceeded the closing price of $1.80 on December 31, 2010; therefore acceleration of these equity incentive awards is less than zero.

Claire E. Zevalkink – Senior Vice President and Chief Global Marketing Officer:

Ms. Zevalkink joined Mannatech in September 2009 and currently has no employment agreement. However, our stock option plan provides for accelerated vesting of options in the event of a change in control or other event for which the Board determines such accelerated vesting would be equitable under the circumstances. Assuming such change in control occurred on December 31, 2010, Ms. Zevalkink would not be entitled to any payments as the exercise price of Mr. Zevalkink’s unvested stock options exceeded the closing price of $1.80 on December 31, 2010.

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

Messrs. Jobe, Gilbert, Kennedy, Toth and Mrs. Wier served during 2010 and currently serve on our Compensation and Stock Option Committee. None of these individuals is or has been an officer or employee of ours. None of our executive officers is a member of any other company’s board of directors, or serves as a member of any other company’s compensation committee that has or has had one or more executive officers serving as a member of the Board or our Compensation and Stock Option Plan Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions involving J. Stanley Fredrick

During 2010, we paid employment compensation of approximately $143,000 in salary, bonus, auto allowance, and other compensation to Landen Fredrick, the son of J. Stanley Fredrick, the Company’s Chairman of the Board and a major shareholder. In addition, Landen Fredrick participated in the employee health care benefit plans available to all of our employees. Landen Fredrick has served as vice president, North American sales since February of 2010. Prior to his promotion, Mr. Fredrick served as senior director of tools and training. In connection with his promotion, Mr. Fredrick was granted 25,000 stock options on February 24, 2010.

Transactions involving Samuel Caster

Mr. Caster, our founder, a major shareholder, and former Chairman of the Board, founded MannaRelief in 1999 and served as its Chairman from 1999 through August 2007. William A. Mullens, Mr. Caster’s brother-in-law, is employed by MannaRelief as the Executive Director. Linda Caster, Mr. Caster’s wife, serves as MannaRelief’s Chairman of the Board. MannaRelief is a 501(c)(3) charitable organization that provides charitable services for children.

Historically, we have made cash donations to MannaRelief, sold products to MannaRelief at cost plus shipping and handling charges, and shipped products purchased by MannaRelief to its chosen recipients. In addition, certain of our employees and consultants periodically volunteer to work or host various fund raising projects and events for MannaRelief at no cost to MannaRelief. During 2008, 2009 and 2010, we made cash donations and sold products to MannaRelief as follows:

	2010		2009		2008
Sold Products	$0.5	million	$0.7	million	$0.8	million
Contributed Cash Donations	$0.5	million	$0.3	million	$0.8	million

On March 17, 2010, we renewed our Consulting Agreement with Wonder Enterprises, LLC (f/k/a Salinda Enterprises, LLC; hereinafter “Wonder”) for the consulting services of Mr. Caster who is an employee of Wonder. Pursuant to the terms of the Consulting Agreement, we will pay Wonder $650,000 a year for consulting services performed by Mr. Caster. The Consulting Agreement has a term of one year and may be renewed by us upon 60 days’ written notice to Wonder before the expiration of the current term. We expect the Board will approve the renewal of the agreement at its next Board meeting.

Transactions involving Ray Robbins

Mr. Ray Robbins is a member of the Board and a major shareholder. Mr. Robbins holds positions in our associate global downline network marketing system. We pay commissions and incentives to its independent associates and during 2010, 2009, and 2008, we paid commissions and incentives to Mr. Robbins totaling $3.0 million, $3.4 million, and $3.4 million, respectively. In addition, several of Mr. Robbins’ family members are independent associates and were paid associate commissions and earned aggregate incentives of approximately $0.4 million, $0.5 million, and $0.5 million for 2010, 2009, and 2008, respectively. The $0.4 million for the year ended December 31, 2010 includes his son, Kevin Robbins, who earned approximately $227,000, as well as his daughter, Marla Finley, and daughter-in-law, Demra Robbins, who both share an account that totaled approximately $207,000 in earnings. All commissions and incentives were paid to Mr. Robbins and his family members in accordance with our global associate career and compensation plan.

Review and Approval of Related Party Transactions

Our Audit Committee reviews all relationships and transactions, including relationships and transactions with our directors, director nominees, executive officers and their immediate family members, as well as holders known by us to own more than 5% of any class of our voting securities and their family members, who have a direct or indirect material interest. Although the Board does not have a formal policy with respect to related party transactions, in approving or rejecting such proposed transactions, our Audit Committee considers the nature of the related party transaction, the amount and material terms of the transaction, whether the transaction is on terms no less favorable to Mannatech than terms generally available in a similar transaction with an unaffiliated third party, whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Mannatech, and other facts and circumstances available and deemed relevant to our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Our purpose is to assist the Company’s Board of Directors in overseeing its financial reporting, internal controls, and audit functions. Larry A. Jobe has been the Committee’s Chairman since February 2007 and is designated by the Board of Directors as the financial expert of our Audit Committee. Other members include Mrs. Patricia A. Wier and Messrs. Gerald E. Gilbert, Alan D. Kennedy and Robert A. Toth. The  Board of Directors has determined that each of the Audit Committee’s members meet the independence and financial literacy requirements for purposes of serving on such committee under applicable rules of NASDAQ and the SEC. We operate under a written charter adopted by the Board of Directors. We review and address the adequacy of our charter on an annual basis. See our Amended Audit Committee Charter, which is posted on the Company’s corporate website at www.mannatech.com.

We are responsible for reviewing the Company’s consolidated financial statements, its systems of internal controls, and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Our activities are in no way designed to supersede or alter our responsibilities or the responsibilities of the Company’s independent registered public accounting firm. We assist the Company’s Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the Company’s accounting, auditing, and reporting practices, and such other duties as directed by the Board of Directors. Our role does not provide any special assurances with regard to the Company’s consolidated financial statements, nor does it involve a professional evaluation of the quality of audits performed by the Company’s independent registered public accounting firm. We strengthened our ability to assist the Board of Directors, and formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of high level employees and officers who report to us and the Company’s Co-Chief Executive Officer and Chief Financial Officer. The Disclosure Committee is responsible for reviewing all of the Company’s filings with the SEC. We have furnished the Board of Directors with the following report:

We have reviewed and discussed with the Company’s management their consolidated audited financial statements as of and for the year ended December 31, 2010, and the certification process required by the Sarbanes-Oxley Act of 2002. The Company has represented to us that its consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also discussed the following with BDO USA, LLP, the Company’s independent registered public accounting firm: (i) the auditor’s responsibilities, (ii) any significant issues arising during the audit, and (iii) other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Communications with Audit Committees” and No. 114 “The Auditor’s Communication with those Charged with Governance.” We received the written disclosures from BDO USA, LLP required by Rule 3520 of the PCAOB. We have discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from Company management. In addition, we have discussed the adequacy of the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and its management.

Based on the review and discussions referred to above, we recommended to the  Board of Directors, and the  Board of Directors subsequently approved, that the Company’s year-end audited consolidated financial statements be included in the Company’s 2010 Annual Report on its Form 10-K for the year ended December 31, 2010 for filing with the United States Securities and Exchange Commission.

The Audit Committee

Larry A. Jobe, Chairman
Gerald E. Gilbert
Alan D. Kennedy
Robert A. Toth
Patricia A. Wier

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the 2011 Annual Shareholders’ Meeting. However, if any other matters properly come before us at the 2011 Annual Shareholders’ Meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF OUR 2010 ANNUAL SHAREHOLDERS’ REPORT, WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K. OUR ANNUAL SHAREHOLDERS’ REPORT AND FORM 10-K CAN BE VIEWED ON OUR CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

INFORMATION ABOUT OUR 2012 ANNUAL SHAREHOLDERS’ MEETING

We expect to hold our next Annual Shareholders’ Meeting on or about June 11, 2012 and our proxy materials in connection with our 2012 Annual Shareholders’ meeting are expected to be mailed on or before May 4, 2012.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside our control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of our objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based on assumptions that are subject to change and other risks. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our business are set forth in our filings with the United States Securities and Exchange Commission. Estimates of future financial or operating performance provided by us are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international operations, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Dated: April 20, 2011

Appendix A

MANNATECH, INCORPORATED
FREQUENTLY ASKED QUESTIONS

Our Board of Directors (the “Board”) urges all shareholders to read all of the information included in the proxy materials provided to them. As a courtesy, the Board is providing each shareholder with the following list of frequently asked questions in hopes of eliminating some of the more commonly asked questions and keeping our shareholders informed of the various policies and procedures that must be followed for the 2011 Annual Shareholders’ Meeting.

1. Why did I receive a Notice of Internet Availability of Proxy Materials this year instead of a paper copy of the proxy materials?

Pursuant to rules promulgated by the SEC, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

2. Why didn’t I receive a Notice of Internet Availability of Proxy Materials?

We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. In addition, we are providing the Notice by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where materials are available.

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

3. How can I access the proxy materials over the Internet?

Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to view our proxy materials for the 2011 Annual Shareholders’ Meeting on the Internet. Our proxy materials are also available on our company website at http://www.mannatech.com.

4. What is the difference between a proxy-voting card and a ballot?

A proxy-voting card is mailed to a shareholder. The proxy-voting card gives specific instructions on how to cast a vote prior to our 2011 Annual Shareholders’ Meeting by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns shares directly or through a broker. Shareholders should read and follow all of the instructions in their packets to ensure their votes are counted. Ballots will be handed out at the 2011 Annual Shareholders’ Meeting to shareholders of record who own shares on the close of business on April 15, 2011.

5. What shares owned by a shareholder can be voted either by proxy or at the 2011 Annual Shareholders’ Meeting?

All shares owned directly by a shareholder of record or indirectly as a beneficial owner as of the record date, April 15, 2011, may be voted by the shareholder prior to the meeting by telephone or through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person. At the 2011 Annual Shareholders’ Meeting, shares may be voted using a ballot by (i) shareholders of record who are verified with a valid form of identification and (ii) beneficial owners who are verified with a power of attorney from the broker of record giving them authority to vote at the meeting. If a shareholder does not have this information from his or her broker, our Inspector of Elections will not be able to count such shareholder’s vote because the broker may have already cast a vote on such shareholder’s behalf. We strongly recommend that a shareholder read the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy-voting card received by the shareholder or provided by the shareholder’s broker prior to the 2011 Annual Shareholders’ Meeting to understand how to cast a vote at the meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

6. What is the difference between direct ownership and beneficial ownership?

A shareholder has DIRECT OWNERSHIP over its shares if such shareholder is a holder of record of our common stock, meaning the shareholder either holds stock certificates in the shareholder’s own name or holds book-entry shares registered in the shareholder’s own name. This is evidenced by the shareholder’s receipt of all mailings directly from either us, or our transfer agent, Computershare. A shareholder has BENEFICIAL OWNERSHIP over its shares if such shareholder has delivered its stock certificates to a broker or purchased shares through a broker and receives all of our mailings either from a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc. As a beneficial owner, the shareholder still owns the shares, but our transfer agent does not have individual shareholders’ names from the brokers. The only information our transfer agent has is the aggregate total number of shares each broker of record holds on behalf of its clients.

7. How is voting different for direct holders versus beneficial owners?

Our transfer agent has the names of the shareholders who directly hold shares of our common stock, but it does not have any detailed information (such as the individual names or number of shares held) concerning shareholders who own shares through brokers. Only the individual brokers have the detailed information about each shareholder’s beneficial ownership. Each brokerage group is responsible for reporting their clients’ votes to our transfer agent and for providing all mailings to our shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm.

8. What does it mean if I received more than one set of materials?

This means your shares are registered with different names. For example, you may own some shares directly as a “holder of record” and other shares through a broker in “street name,” or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. It is necessary for you either to attend in person (please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name), follow the instructions to vote your shares by telephone or through the Internet provided in the Notice of Internet Availability of Proxy Materials or return a signed, dated and marked proxy card if you received a paper copy of the proxy card. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

9. Can I change my proxy vote?

Both direct shareholders and beneficial shareholders can revoke a proxy-vote prior to commencement of the 2011 Annual Shareholders’ Meeting. Attendance at the 2011 Annual Shareholders’ Meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally, shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at our 2011 Annual Shareholders’ Meeting. Shareholders should call the telephone number listed within the shareholder information packets to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke a proxy-vote may be different depending on whether a shareholder is a direct shareholder of record or a beneficial shareholder.

Each set of instructions should include the shareholder’s account number and the solicitor’s telephone number and email address. Our Inspector of Elections will only count the verified proxy-votes received from each shareholder and brokerage firm with the latest date. Each share of our common stock represents one vote. Shareholders should call the telephone number provided to them in their shareholder information packets if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder of record or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

10. How can I attend the 2011 Annual Shareholders’ Meeting?

The 2011 Annual Shareholders’ Meeting will be held on June 9, 2011 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in. No cameras or recording equipment will be permitted in the meeting room.

11. Where can I find the voting results of the 2011 Annual Shareholders’ Meeting?

We will announce preliminary voting results of the 2011 Annual Shareholders’ Meeting in a press release issued on or about June 10, 2011, and will publish final voting results on Form 8-K, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on or before June 14, 2011.

12. Can I have someone else cast a vote for me at the 2011 Annual Shareholders’ Meeting?

In order to have someone else cast your vote at the meeting, you must provide the person with whom you would like to cast your vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;

•	the full name of the designee;

•	the number of shares you hold and to be voted by the designee;

•	the nature and extent of the authority granted to the designee;

•	the expiration date that terminates the designee’s rights to cast your vote on your behalf; and

•	your signature.

The original power of attorney form must be attached to the ballot that is turned in at the meeting by the designee. If you are a beneficial owner, you must also provide the proper documentation from your broker of record to the designee, which would allow you to vote and attend the meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at the 2011 Annual Shareholders’ Meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as your designee.

13. How can I vote against some or all of the nominees for the Board?

To vote against some or all of our Board nominees, you should check the “WITHHOLD ALL” or the “FOR ALL EXCEPT” boxes next to the name of each of the applicable nominees on the proxy-voting card or ballot.

14. How can I write-in a nominee for the Board?

You CANNOT write-in additional Board nominees on your proxy-voting card when voting by mail, telephone, or the Internet. You may ONLY write-in the names of additional nominees for whom you wish to vote on the ballot at the 2011 Annual Shareholders’ Meeting.

To write-in a nominee on the ballot at the 2011 Annual Shareholders’ Meeting, you should check the “FOR ALL EXCEPT” box and identify the nominees for which you desire to vote against. You should then write-in your nominee(s) in the blank provided. You may only write-in as many nominees as you voted against. For example, if there were a total of three nominees listed on the ballot and you withheld a vote for two of the three nominees, two additional nominees may be written in.

15. How can I recommend that a person be listed on the ballot as a nominee for the Board?

Shareholder recommendations for nominee(s) for the Board should have been submitted to our CFO by December 31, 2010, in order for the Board to have considered such persons for nomination at the 2011 Annual Shareholders’ Meeting. Nominee recommendations should include a candidate’s name, age, biographical information, and qualifications. Upon receipt, our CFO forwards the list of nominees to our Nominating and Governance Committee. Our Nominating and Governance Committee reviews all of the nominees and recommends a list of nominees to the Board. The Board then votes on the nominees. Only the nominees approved by the Board will be listed on our ballot, proxy-voting card, and in our proxy statement on Schedule 14A, which is expected to be filed with the SEC on or before April 29, 2011. To submit recommendations for a nominee to the Board at the 2012 Annual Shareholder Meeting, a shareholder should submit in writing the nominees information to our CFO by December 31, 2011. The nomination should be either faxed to (972) 471-7342 or mailed to our CFO at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

16. How are the votes counted?

Our Inspector of Elections will be responsible for tabulating all of the votes for the 2011 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding, as of the record date, is necessary to have a quorum for the 2011 Annual Shareholders’ Meeting. “ABSTAIN” votes and “broker non-votes” will be counted as present for purposes of determining a quorum. A “broker non-vote” occurs when brokers or nominees return a properly executed proxy but do not vote on a particular matter because they have no discretionary power to vote and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon.

In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals.

For Proposal 1(Election of Directors) — If a quorum is obtained, our Class III directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2011 Annual Shareholders’ Meeting and entitled to vote. This means that the two nominees receiving the highest number of affirmative votes at the 2011 Annual Shareholders’ Meeting will be elected as our two Class III directors. Votes marked “FOR ALL” will be counted in favor of all nominees. Votes marked “WITHHOLD ALL” will be counted against all nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then identify the nominees for whom the shareholder wishes to vote against. Selecting “WITHHOLD ALL” votes for a nominee has no effect on the vote since a plurality of the votes at the 2011 Annual Shareholders’ Meeting is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2011 Annual Shareholders’ meeting and entitled to vote, are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm will be approved. Votes marked “FOR” will be counted in favor of the ratification of the appointment of our independent registered public accounting firm. An “ABSTAIN” vote from voting on Proposal 2 will be treated as a vote against the ratification of the appointment of our independent registered public accounting firm. Because the ratification of our independent registered public accounting firm is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 2.

17. What should I do if I never received my proxy materials or if the proxy materials have been lost?

You should contact you broker’s customer service department. The broker should verify that you were a shareholder on the close of business on April 15, 2011 and give you specific instructions on how to obtain new proxy materials and cast a vote. Anyone can view our 2011 proxy statement by logging onto our corporate website, www.mannatech.com.

Mannatech

600 S. ROYAL LANE
SUITE 200
COPPELL, TX 75019

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 8, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Mannatech, Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 8, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M34598-P09193

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MANNATECH, INCORPORATED

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR ALL on the following:	☐	☐	☐	____________________

1. Election of Directors

Nominees:

01) Alan D. Kennedy
02) Robert A. Toth

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Ratification of the appointment of BDO USA, LLP as its Independent Registered Public Accounting Firm.	☐	☐	☐

NOTE: The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR the items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting required, the person named in this proxy will vote in his discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report, 452-client supplied and voting reminder insert are available at www.proxyvote.com.

M34599-P09193

MANNATECH, INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 9, 2011

The shareholder(s) hereby appoint(s) Gerald E. Gilbert as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Mannatech, Incorporated that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Central Daylight Time, on Thursday, June 9, 2011, at the Grapevine Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

(Continued and to be signed on reverse side)